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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

ALEXANDRIA REAL ESTATE EQUITIES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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385 EAST COLORADO BOULEVARD SUITE 299 PASADENA, CA 91101 TEL: 626-578-0777 FAX: 626-578-0770

April 27, 2010

Dear Stockholder:

        You are invited to attend the 2010 Annual Meeting of Stockholders of Alexandria Real Estate Equities, Inc. (the "Company") to be held on Thursday, May 27, 2010, at The Langham Huntington, 1401 S. Oak Knoll Avenue, Pasadena, California, at 11:00 a.m. Pacific Daylight Time.

        At this year's meeting you will be asked to elect seven directors, consider and vote upon the amendment and restatement of the Company's Amended and Restated 1997 Stock Award and Incentive Plan ("1997 Incentive Plan"), and consider and vote upon the ratification of the appointment of Ernst & Young LLP as our independent registered public accountants for our fiscal year ending December 31, 2010. The accompanying Notice of Annual Meeting of Stockholders and Proxy Statement describe these matters. We urge you to read this information carefully.

        Your Board of Directors unanimously believes that election of its nominees as directors, approval of the amendment and restatement of the Company's 1997 Incentive Plan, and ratification of the Audit Committee's selection of our independent registered public accountants are in the best interests of the Company and, accordingly, recommends a vote FOR election of the nominees as directors, FOR the approval of the amendment and restatement of the Company's 1997 Incentive Plan, and FOR the ratification of the selection of Ernst & Young LLP as our independent registered public accountants.

        In addition to the formal business to be transacted, management will report on the progress of our business and respond to comments and questions of general interest to stockholders.

        We sincerely hope that you will be able to attend and participate in the meeting. Whether or not you plan to come to the meeting, however, it is important that your shares be represented and voted. You may authorize a proxy to vote your shares by completing the accompanying proxy card or giving your proxy authorization via telephone or the Internet. Please read the instructions on the accompanying proxy card for details on giving your proxy authorization via telephone or the Internet.

        BY COMPLETING AND RETURNING THE ACCOMPANYING PROXY CARD OR BY AUTHORIZING A PROXY VIA TELEPHONE OR THE INTERNET, YOU AUTHORIZE MANAGEMENT TO REPRESENT YOU AND VOTE YOUR SHARES ACCORDING TO YOUR INSTRUCTIONS. SUBMITTING YOUR PROXY NOW WILL NOT PREVENT YOU FROM VOTING IN PERSON AT THE ANNUAL MEETING, BUT WILL ASSURE THAT YOUR VOTE IS COUNTED IF YOUR PLANS CHANGE AND YOU ARE UNABLE TO ATTEND.

Sincerely,

Joel S. Marcus, Chairman of the Board and Chief Executive Officer

ALEXANDRIA REAL ESTATE EQUITIES, INC.
385 East Colorado Boulevard, Suite 299
Pasadena, California 91101

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be Held on Thursday, May 27, 2010

To the Stockholders of Alexandria Real Estate Equities, Inc.:

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Alexandria Real Estate Equities, Inc., a Maryland corporation (the "Company"), will be held on Thursday, May 27, 2010 at The Langham Huntington, 1401 S. Oak Knoll Avenue, Pasadena, California, at 11:00 a.m. Pacific Daylight Time. At the annual meeting, stockholders will be asked:

  1.
  To elect seven directors to serve until the Company's next annual meeting of stockholders and until their successors are duly elected and qualify.

  2.
  To consider and vote upon the amendment and restatement of the Company's Amended and Restated 1997 Stock Award and Incentive Plan.

  3.
  To consider and vote upon the ratification of the appointment of Ernst & Young LLP to serve as the Company's independent registered public accountants for the fiscal year ending December 31, 2010.

  4.
  To transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof and may properly be voted upon.

        The Board of Directors of the Company has fixed the close of business on March 31, 2010 as the record date for the determination of stockholders entitled to notice of and to vote at the annual meeting and any adjournment or postponement thereof.

        All stockholders are cordially invited to attend the annual meeting in person. Stockholders of record as of the close of business on March 31, 2010, the record date, will be admitted to the annual meeting upon presentation of identification. Stockholders who own shares of the Company's Common Stock beneficially through a bank, broker or other nominee will be admitted to the annual meeting upon presentation of identification and proof of ownership or a valid proxy signed by the record holder. A recent brokerage statement or a letter from a bank or broker are examples of proof of ownership.

        WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE RETURN YOUR PROXY (BY COMPLETING AND RETURNING THE ACCOMPANYING PROXY CARD OR BY AUTHORIZING A PROXY VIA TELEPHONE OR THE INTERNET) AS PROMPTLY AS POSSIBLE TO ENSURE YOUR REPRESENTATION AT THE MEETING. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE ANNUAL MEETING. IF YOU OWN SHARES OF THE COMPANY'S COMMON STOCK BENEFICIALLY AND WANT TO VOTE IN PERSON AT THE ANNUAL MEETING, YOU SHOULD CONTACT YOUR BROKER OR APPROPRIATE AGENT IN WHOSE NAME THE SHARES ARE REGISTERED TO OBTAIN A BROKER'S PROXY AND BRING IT TO THE ANNUAL MEETING IN ORDER TO VOTE.

By Order of the Board of Directors

Peter J. Nelson Secretary

Pasadena, California
April 27, 2010

ALEXANDRIA REAL ESTATE EQUITIES, INC.
385 East Colorado Boulevard, Suite 299
Pasadena, California 91101

PROXY STATEMENT
FOR
ANNUAL MEETING OF STOCKHOLDERS
to be held on
Thursday, May 27, 2010

General

        This Proxy Statement is provided to the stockholders of Alexandria Real Estate Equities, Inc., a Maryland corporation (the "Company"), to solicit proxies, in the form enclosed, for use at the Annual Meeting of Stockholders of the Company to be held on Thursday, May 27, 2010 at The Langham Huntington, 1401 S. Oak Knoll Avenue, Pasadena, California, at 11:00 a.m. Pacific Daylight Time, and any adjournment or postponement thereof. The Board of Directors of the Company (the "Board of Directors") knows of no matters to come before the annual meeting other than those described in this Proxy Statement. This Proxy Statement and the enclosed form of proxy are first being mailed to stockholders on or about April 27, 2010.

        At the annual meeting, stockholders will be asked:

  1.
  To elect seven directors to serve until the Company's next annual meeting of stockholders and until their successors are duly elected and qualify.

  2.
  To consider and vote upon the amendment and restatement of the Company's Amended and Restated 1997 Stock Award and Incentive Plan (the "1997 Incentive Plan").

  3.
  To consider and vote upon the ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accountants for the fiscal year ending December 31, 2010.

  4.
  To transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof and may properly be voted upon.

Solicitation

        This solicitation is made by mail by the Board of Directors on behalf of the Company. The Company will pay for the costs of the solicitation. Further solicitation of proxies may be made, including by mail, telephone, fax, in person or other means, by the directors, officers or employees of the Company or its affiliates, none of whom will receive additional compensation for such solicitation. In addition, the Company has engaged The Altman Group, Inc., a firm specializing in proxy solicitation, to solicit proxies and assist in the distribution and collection of proxy materials for an estimated fee of approximately $10,000. The Company will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to their customers or principals who are the beneficial owners of shares of the Company's Common Stock, par value $.01 per share (the "Common Stock").

Voting Procedures

        Only those holders of Common Stock of record as of the close of business on March 31, 2010, the record date, will be entitled to notice of and to vote at the annual meeting. A total of 44,297,646 shares of Common Stock were issued and outstanding as of the record date. Each share of Common Stock entitles its holder to one vote. Cumulative voting of shares of Common Stock is not permitted.

        The presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at the annual meeting will be necessary to constitute a quorum to transact business at the annual meeting. Stockholders who instruct their proxy to "abstain" will be treated as present for purposes of determining the existence of a quorum. At the annual meeting, directors will be elected by a plurality of the votes cast and a majority of the votes cast will be required to ratify the appointment of Ernst & Young LLP as the Company's independent registered public accountants. Abstentions (or withheld votes) and broker non-votes (proxies that are uninstructed on a proposal and are submitted by brokers who are not able to vote on the proposal absent instructions from the beneficial owner of shares of stock), if any, will have no effect on the election of directors or the ratification of the appointment of Ernst & Young LLP. The affirmative vote of a majority of the votes cast on the proposal is required for approval of the amendment and restatement of the 1997 Incentive Plan, provided that the total vote cast on the proposal represents over 50% in interest of all securities entitled to vote on the proposal. For purposes of the vote on the amendment and restatement of the 1997 Incentive Plan, abstentions will have the same effect as votes against the proposal and broker non-votes will have the same effect as votes against the proposal, unless holders of more than 50% in interest of all securities entitled to vote on the proposal cast votes, in which event broker non-votes will not have any effect on the result of the vote.

        Shares represented by properly executed proxies in the form enclosed, or authorized by telephone or the Internet in accordance with instructions on such form, that are timely received by the Secretary of the Company and not revoked will be voted as specified on the proxy. If no specification is made on a properly authorized and returned proxy, the shares represented thereby will be voted FOR the election of each of the seven nominees for director named in this proxy statement, FOR approval of the amendment and restatement of the 1997 Incentive Plan, and FOR ratification of the appointment of Ernst & Young LLP as the independent registered public accountants of the Company. If any other matters properly come before the annual meeting, the enclosed proxy card confers discretionary authority on the persons named as proxies to vote the shares represented by the proxy card in their discretion. In order to be voted, each proxy must be filed with the Secretary of the Company prior to exercise.

        If you hold your common shares in "street name" (that is, through a broker or other nominee), your broker or nominee will not vote your shares unless you provide instructions to your broker or nominee on how to vote your shares. You should instruct your broker or nominee how to vote your shares by following the directions provided by your broker or nominee.

Revocability of Proxies

        Stockholders may revoke a proxy at any time before the proxy is exercised. Stockholders of record may revoke a proxy by filing a notice of revocation of the proxy with the Secretary of the Company, by filing a later-dated proxy with the Secretary of the Company, by authorizing a later proxy by telephone or the Internet in accordance with the instructions on the attached form, or by voting in person at the annual meeting. Stockholders who own shares of Common Stock beneficially through a bank, broker or other nominee should follow the instructions provided by their bank, broker or other nominee to change their voting instructions.

PROPOSAL NUMBER ONE—ELECTION OF DIRECTORS

        Stockholders will be asked at the annual meeting to elect seven directors, who will constitute the full Board of Directors. Each elected director will hold office until the next annual meeting of stockholders and until the director's successor is duly elected and qualified. If any nominee becomes unavailable to serve for any reason, an event the Company does not anticipate, proxies will be voted for the election of the person, if any, designated by the Board of Directors to replace the unavailable nominee.

        Stockholders may withhold authority to vote their proxies for either (i) the entire slate of nominated directors by checking the box marked WITHHOLD AUTHORITY FOR ALL NOMINEES on the proxy card, or (ii) any one or more of the individual nominees, by following the instructions on the proxy card. Instructions on the accompanying proxy card that withhold authority to vote for one or more of the nominees will cause any such nominee to receive fewer votes.

        The following seven persons have been selected by the Board of Directors as nominees for election to the Board of Directors: Joel S. Marcus, Richard B. Jennings, John L. Atkins, III, Richard H. Klein, James H. Richardson, Martin A. Simonetti, and Alan G. Walton. All of the nominees are incumbent directors. Additional information about these nominees is provided in the table and biographical information that follow.

Required Vote and Board of Directors Recommendation

        A plurality of the votes cast at the annual meeting is required for the election of a director.

        The Board of Directors unanimously recommends a vote FOR each of the named nominees.

 BOARD OF DIRECTORS AND EXECUTIVE OFFICERS

        The following sets forth certain information concerning the Board of Directors and executive officers of the Company as of the record date for the annual meeting. Each of the directors is a nominee for election to the Board of Directors. In addition to the information presented below regarding each nominee's specific experience, expertise, qualifications, attributes, and skills that led the Company's Board of Directors to the conclusion that he should serve as a director, the Company also believes that all of its director nominees have reputations for integrity, honesty, and adherence to high ethical standards. They each have demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to the Company and its Board of Directors.

Name	Age	Position
Joel S. Marcus	62	Chairman of the Board, Chief Executive Officer, and President
Dean A. Shigenaga	43	Chief Financial Officer, Senior Vice President, and Treasurer
Richard B. Jennings	66	Lead Director
John L. Atkins, III	66	Director
Richard H. Klein	54	Director
James H. Richardson	50	Director
Martin A. Simonetti	52	Director
Alan G. Walton	73	Director

        Joel S. Marcus has served as Chairman of the Board of Directors since May 2007, Chief Executive Officer since March 1997, President since February 2009 and a director since the Company's inception in 1994. Mr. Marcus was previously Vice Chairman and Chief Operating Officer from inception of the Company to his appointment as Chief Executive Officer. He was Secretary from inception to April 1997. From 1986 to 1994, Mr. Marcus was a partner at the law firm of Brobeck, Phleger & Harrison LLP (including a predecessor firm), specializing in corporate finance and capital markets, venture capital and mergers and acquisitions. From 1984 to 1994, he also served as General Counsel and Secretary of Kirin-Amgen, Inc., a joint venture which financed the development of, and owned patents to, two multi-billion dollar genetically-engineered biopharmaceutical products. Mr. Marcus was formerly a practicing certified public accountant and tax manager with Arthur Young & Co. specializing in the financing and taxation of real estate and real estate investment trusts ("REITs"). He received his undergraduate and Juris Doctor degrees from the University of California at Los Angeles. He is a member of the Board of Governors of the National Association of Real Estate Investment Trusts ("NAREIT"). Mr. Marcus also serves as a trustee (director) of PennyMac Mortgage Investment Trust, a publicly traded mortgage REIT. Mr. Marcus received the Ernst & Young 1999 Entrepreneur of the Year Award (Los Angeles—Real Estate).

        Mr. Marcus' qualifications to serve on the Company's Board of Directors include his over thirty-five years of experience in the real estate and life sciences industries, including his twelve years of experience as the Company's Chief Executive Officer, fifteen years of experience as a director of the Company and three years of experience prior to the Company's initial public offering as the Company's Chief Operating Officer.

        Dean A. Shigenaga has served as Treasurer since March 2008, Senior Vice President since April 2007, Chief Financial Officer since December 2004, Vice President and Acting Chief Financial Officer from August 2004 to December 2004, Vice President from July 2002 to August 2004 and Assistant Vice President from December 2000 to July 2002. Prior to joining the Company, Mr. Shigenaga was an Assurance and Advisory Business Services Manager in Ernst & Young LLP's Real Estate Practice. In his role at Ernst & Young LLP, from 1993 through 2000, Mr. Shigenaga provided assurance and advisory services to several publicly traded real estate investment trusts, over a dozen private real estate companies and many other public and private companies. In addition to providing audit and attestation services, Mr. Shigenaga assisted clients with services related to initial public offerings, follow-on offerings, debt offerings and technical research. Mr. Shigenaga is a certified public accountant and a member of the American Institute of Certified Public Accountants. Mr. Shigenaga received his Bachelor of Science degree in Accounting from the University of Southern California.

        Richard B. Jennings has served as Lead Director since May 2007 and a director since May 1998. Mr. Jennings is President of Realty Capital International LLC, a real estate investment banking firm that he founded in 1999, whose predecessor was Realty Capital International Inc., a firm that he founded in 1991. Mr. Jennings was President of Jennings Securities LLC and its predecessor from 1995 through October 2006. From 1990 to 1991, Mr. Jennings served as Senior Vice President of Landauer Real Estate Counselors, and from 1986 to 1989, Mr. Jennings served as Managing Director, Real Estate Finance at Drexel Burnham Lambert. From 1969 to 1986, Mr. Jennings oversaw the REIT investment banking business at Goldman, Sachs & Co. During his tenure at Goldman, Sachs & Co., Mr. Jennings founded and managed the Mortgage Finance Group from 1979 to 1986. Mr. Jennings also serves as a director of National Retail Properties, Inc. and Cogdell Spencer, Inc. He is a New York real estate broker. Mr. Jennings has a Bachelor of Arts degree in Economics, Phi Beta Kappa and magna cum laude, from Yale University, and a Master of Business Administration degree from Harvard Business School.

        Mr. Jennings' qualifications to serve on the Company's Board of Directors include his over forty years of experience in the REIT industry, beginning with Goldman Sachs & Co., his experience as the founder and president of an investment banking firm specializing in the financing of real estate ventures and advising sponsors on REIT initial public offerings, and his twelve-year tenure as a director of the Company.

        John L. Atkins, III has served as a director since March 2007. Mr. Atkins is Chairman and Chief Executive Officer of O'Brien/Atkins Associates, PA, a multidisciplinary design services firm that he co-founded in Research Triangle Park, North Carolina in 1975. Mr. Atkins is a licensed architect. Mr. Atkins was appointed to the North Carolina Board of Architecture in 1978, and was named an Emeritus Member of the board in 1988. Mr. Atkins was elevated in 1991 to the American Institute of Architects' College of Fellows, an honor only five percent of architects receive. Mr. Atkins serves as director, executive committee member and treasurer of the North Carolina Biotechnology Center. He also serves as director of the North Carolina Railroad Company and director of the Kenan Center of

Engineering, Science and Technology based at North Carolina State University. In 2005, Mr. Atkins was awarded the American Institute of Architects-North Carolina Chapter's F. Carter Williams Gold Medal, the Chapter's highest individual honor, in recognition of his distinguished career, and was named the 2005 College of Design's Distinguished Alumnus by North Carolina State University. In 2003, Mr. Atkins also received the Watauga Medal, the highest nonacademic honor bestowed by North Carolina State University in honor of individuals who have made significant contributions to the university's advancement. Mr. Atkins holds a Bachelor of Architecture from North Carolina State University and a Master of Regional Planning from the University of North Carolina at Chapel Hill.

        Mr. Atkins' qualifications to serve on the Company's Board of Directors include his extensive knowledge and experience as a licensed architect and co-founder of a multidisciplinary design services firm with the site selection, design and construction of life science buildings, and his broad management and business experience.

        Richard H. Klein has served as a director since December 2003. Mr. Klein has a diverse 27-year background as a senior advisor to a variety of domestic and international businesses, with a particular focus on real estate organizations. From 1978 to 1983, Mr. Klein provided tax consulting and auditing services for PricewaterhouseCoopers LLP. From 1984 to 2000, Mr. Klein was with Ernst & Young LLP, and a predecessor firm, Kenneth Leventhal & Company. At these firms, Mr. Klein served in a variety of capacities, including as partner in the REIT Advisory Practice, the Financial Restructuring and Insolvency Practice and the Public Relations and Practice Development Department. In 2003, Mr. Klein founded Chefmakers Cooking Academy LLC, a company in which he currently serves as Chief Executive Officer and which provides culinary education services and sales of high end retail products and services oriented to the home chef. Mr. Klein is a certified public accountant in the State of California. Mr. Klein received his Bachelor of Science Degree in Accounting and Finance from the University of Southern California.

        Mr. Klein's qualifications to serve on the Company's Board of Directors include his extensive experience and knowledge of the real estate industry and REITs in particular and his accounting and financial expertise developed as a certified public accountant and former partner of Ernst & Young LLP.

        James H. Richardson served as President of the Company from August 1998 to February 2009 and has served as a director since March 1999. Mr. Richardson previously served as Executive Vice President from January 1998 to August 1998 and as Senior Vice President from August 1997 to December 1997. Prior to joining the Company, Mr. Richardson held management and brokerage positions for nearly fifteen years at CB Richard Ellis, Inc., a full-service provider of commercial real estate services. From March 1996 to August 1997, Mr. Richardson served as Senior Vice President, Area Manager, for the San Francisco peninsula and San Jose offices of CB Richard Ellis, Inc. From December 1982 to March 1996, he was a top producing professional in CB Richard Ellis, Inc.'s brokerage operations group. During his time at CB Richard Ellis, Inc., Mr. Richardson was instrumental in the creation and development of the biosciences and corporate services practice groups. Mr. Richardson received his Bachelor of Arts degree in Economics from Claremont McKenna College.

        Mr. Richardson's qualifications to serve on the Company's Board of Directors includes his expertise in leasing, financing, strategic planning and other matters involving the biosciences real estate industry which he acquired in his over eleven years of experience as President and a director of the Company and his previous nearly fifteen years of experience in brokerage and management positions with CB Richard Ellis, Inc., a top-tier real estate services firm.

        Martin A. Simonetti has served as a director since December 2005. Mr. Simonetti has been President, Chief Executive Officer and a director of VLST Corporation ("VLST"), a privately-held biotechnology company focusing the streamlined discovery and development of novel therapeutics for the treatment of inflammatory and autoimmune disorders, since November 2005. From 1999 to 2005, Mr. Simonetti was employed at Dendreon Corporation, a Nasdaq-listed biotechnology firm, serving in various capacities including Chief Financial Officer, Senior Vice President Finance and Treasurer. From 1991 to 1998, he was

employed at Amgen Inc., serving as Vice President Operations and Finance and Director of Colorado Operations of Amgen BioPharma. From 1984 to 1991, he worked at Genentech, Inc., first as a scientist in its Medicinal and Analytical Chemistry Department and later as a financial analyst and group controller. Mr. Simonetti also serves on the Board of Directors of Icagen, Inc. (Nasdaq: ICGN) based in Durham, North Carolina. He is also a member of the Dean's executive advisory board for the Albers School of Business and Economics at Seattle University. Mr. Simonetti received an M.S. from the University of California, Davis and an M.B.A. from the University of Santa Clara.

        Mr. Simonetti's qualifications to serve on the Company's Board of Directors include his extensive financial expertise in the life sciences industry which he acquired from various positions, including his former positions with Amgen Inc. and Genentech Inc., his former position as Chief Financial Officer of Dendreon Corporation and current position as Chief Executive Officer of VLST.

        Alan G. Walton has served as a director since September 1998. Since 1987, Dr. Walton has been a general partner of Oxford Bioscience Partners, a venture capital firm investing in life sciences enterprises. Prior to joining Oxford Bioscience Partners, Dr. Walton was President and Chief Executive Officer of University Genetics Co., a public biotechnology company. Dr. Walton serves on the Board of Directors of Acadia Pharmaceuticals, Inc. He previously has served as the Chairman of the Board of Directors or as a director for numerous private and public biotechnology companies, including Human Genome Sciences, Inc. and Gene Logic Inc. He was a professor at Case Western Reserve University and Harvard Medical School from 1961 to 1981 and a member of President Carter's Science Advisory Committee from 1976 to 1977. Dr. Walton holds a Ph.D. in Physical Chemistry and a D.Sc. in Biological Chemistry from the University of Nottingham. He has published over 130 books and scientific papers. In 2005, he received an honorary LLD degree from the University of Nottingham in recognition of his lifetime achievement in life sciences, and in 2007, he was appointed Distinguished Adjunct University Professor at Case Western Reserve University.

        Mr. Walton's qualifications to serve on the Company's Board of Directors include his substantial and widely recognized knowledge and expertise in the life sciences industry as a well-published academic, former chief executive officer of a public biotechnology company and general partner of a venture capital firm that focuses on life science enterprises, his experience as director of numerous public and private biotechnology companies and his in-depth knowledge of the Company developed during his eleven-year tenure as a director of the Company.

Director Independence

        The Board of Directors has affirmatively determined that each member of the Board of Directors other than Mr. Marcus (Chairman, Chief Executive Officer, and President) and Mr. Richardson (President until his resignation in February 2009) is independent in accordance with the applicable New York Stock Exchange rules. The Board of Directors has also affirmatively determined that no material relationships exist between the Company and any of the independent directors. In making its independence determinations, the Board of Directors reviewed the relationships between the Company and each of the directors nominated for election by the stockholders at the Annual Meeting based on information provided by the directors, the standards for disqualification set forth in Section 303A.02(b) of the New York Stock Exchange rules and such other information as the Board of Directors considered relevant.

        In making its independence determination with respect to Mr. Atkins, the Board of Directors considered the fact that the Company had made payments for architectural and design services and reimbursement of costs to O'Brien/Atkins Associates, PA, a firm of which Mr. Atkins is a founder, Chairman and Chief Executive Officer, in the amounts of approximately $554, $33,430, and $25,088 for the fiscal years 2009, 2008, and 2007, respectively. Except for $554, which the Company paid to O'Brien/Atkins Associates, PA, for services rendered in 2009, all of the payments were made for reimbursement of costs incurred prior to Mr. Atkins' election to the Board of Directors.

        In making its independence determination with respect to Mr. Simonetti, the Board of Directors considered the relationships between the Company and VLST, the company of which Mr. Simonetti is the President, Chief Executive Officer, and a director. In particular, the Board of Directors considered that all of these relationships had been established prior to Mr. Simonetti's affiliation with VLST in November 2005 and Mr. Simonetti's election to the Company's Board of Directors in December 2005 or related to the receipt of additional stock in VLST in 2008 from a distribution and recapitalization of an unrelated investment. The Board of Directors further noted that most of these relationships, including a loan owing from VLST to the Company and a lease between VLST and the Company, had been terminated by mid-2006. The only remaining relationship is the Company's equity investment in VLST of approximately $384,000, which is less than 1% of VLST's total capitalization.

Information on Board of Directors and its Committees

        The Board of Directors held five meetings and took action on five occasions by unanimous written consent during 2009. During 2009, no director attended less than 75% of the aggregate number of meetings held by the Board of Directors and each committee of which such director is a member. Mr. Marcus, as Chairman of the Board, generally presides over all meetings of the Board of Directors. The Company encourages each member of the Board of Directors to attend each annual meeting of the Company's stockholders. All directors attended the annual meeting of stockholders held on May 20, 2009. The Board of Directors has an Audit Committee, a Compensation Committee and a Nominating & Governance Committee.

Board Leadership Structure

        The Board of Directors has not taken a position on the desirability, as a general matter, of combining the roles of Chief Executive Officer and Chairman in a single individual as compared to separating those roles. Rather, the Board of Directors believes that decisions regarding the individuals most appropriate to fill these and other critical senior leadership positions are highly dependent on the specific circumstances of the Company and its leadership at the time of such decisions, including the availability of qualified candidates for the position and the specific talents and experience of the available candidates.

        The Board of Directors believes that the Company's Chief Executive Officer, Joel S. Marcus, is currently the director best situated to serve as Chairman because he is the director most familiar with the Company's business and industry, and most capable of effectively identifying strategic priorities and leading the discussion and execution of strategy. Mr. Marcus has served as director of the Company since its inception in 1994, and has been responsible for directing its operations and developing and executing its strategies as Chief Executive Officer since 1997, an experience which is longer and substantially more involved than any other individual currently serving as director.

        Mr. Marcus was initially elected as Chairman in 2007 upon the resignation of Jerry M. Sudarsky, a founder of the Company who had served as its Chairman since the Company's inception in 1994 and whose strategic vision and leadership skills, the Board of Directors believes, had been critical to the growth and success of the Company. At the time of this important transition, the Board of Directors determined that Mr. Marcus' long and successful tenure as Chief Executive Officer and a director of the Company best qualified him to serve as Chairman. The Board of Directors has reached the same conclusion in connection with its nominations for 2008, 2009, and 2010.

        The Board of Directors believes that independent directors and management have different perspectives and roles in the development of the strategic vision and risk management of the Company. The Company's independent directors bring experience, oversight and expertise from outside the Company and the Company's industry, while the Chief Executive Officer brings his Company-specific experience and expertise. The Board of Directors believes that the combined role of Chief Executive Officer and Chairman, at least in this particular case, promotes development and execution of the strategic vision and risk management of the Company, and facilitates information flow between management and the Board of Directors, which are essential to effective governance.

        One of the key responsibilities of the Board of Directors is to develop the Company's strategic direction and hold management accountable for the execution of strategy once it is developed. The Board of Directors believes that, in this case and point in the Company's history, the combined role of Chairman and Chief Executive Officer, together with an independent Lead Director having the duties described below, is in the best interest of the Company because it currently provides the appropriate balance between strategy development and independent oversight of management.

Lead Director

        Mr. Jennings, the Lead Director and an independent director, is the presiding director for all regularly scheduled executive sessions of the independent directors. In the event that Mr. Jennings is not available for any reason to preside over a regularly scheduled executive session of the independent directors, the remaining independent directors will designate another independent director to preside over the executive session. As Lead Director, Mr. Jennings's other duties and responsibilities include consulting with the Chairman of the Board of Directors regarding the schedule and agenda for Board of Directors meetings; acting as a liaison between the non-management directors as a group and management; having the authority to call meetings of the independent directors or non-management directors; being available for consultation and direct communication with the Company's stockholders upon request; and such other duties and responsibilities as the Board of Directors may determine from time to time. Mr. Jennings takes an active role in consulting with management on capital, debt, and financial matters as a result of his extensive background in the REIT and investment banking businesses, and regularly participates as a representative and observer of the Board of Directors in Company-wide meetings of the Company's senior management.

The Board's Role in Risk Oversight

        The Board of Directors has an active role, as a whole and also at the committee level, in overseeing management of the Company's risks. The Board of Directors regularly reviews information regarding the Company's credit, liquidity and operations, including the risks associated with each. The Nominating & Governance Committee, the membership of which currently includes all of the independent directors, manages risks associated with the structure and composition of the Board of Directors, potential conflicts of interest and the Company's overall corporate governance structures and procedures. The Audit Committee oversees management of financial risks. The Company's Compensation Committee is responsible for overseeing the management of risks relating to the Company's executive compensation plans and arrangements. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board of Directors is regularly informed through committee reports about such risks.

        The Board of Directors's access to risk-related information and involvement in risk oversight is enhanced by the fact that the Board of Directors's Lead Director, Mr. Jennings, takes an active role in consulting with management on capital, debt, and financial matters as a result of his extensive background in the REIT and investment banking businesses, and regularly participates as a representative and observer of the Board of Directors in Company-wide meetings of the Company's senior management. The Board of Directors established the position of Lead Director in 2007 through an amendment of the Company's Corporate Governance Guidelines, specifically in contemplation of the combination of the roles of Chief Executive Officer and Chairman in the person of Mr. Marcus upon the retirement in 2007 of the Company's long-serving independent Chairman, Jerry M. Sudarsky. The Board of Directors's establishment of the position of Lead Director reflects its view that sound corporate governance requires an effective mechanism for formulating and communicating the views of the independent directors to management and others.

        The Board of Directors's risk oversight function and procedures, which are principally administered through the Board's committees, affect the Board's leadership structure by dictating that each of the committees should be chaired by the director most qualified to address the risks within the purview of such committee, and that the activities of the committees should be observed and coordinated by the Lead Director, who is a member of all of the Board's committees and Chairman of the Compensation Committee. The Board of Directors has also determined that the critical importance of the Nominating & Governance Committee's role of overseeing the corporate governance of the Company to ensure effective risk oversight, among other objectives, dictates that all independent directors be members of the Nominating & Governance Committee.

Audit Committee

        The Audit Committee consists of Directors Klein (Chairperson), Jennings, and Simonetti. It held eight meetings in 2009. The Board of Directors has adopted a written charter for the Audit Committee. The charter of the Audit Committee is published on the Company's website at www.labspace.com. The Audit Committee is directly responsible for the appointment, compensation, and oversight of the work of the independent registered public accountants who audit the Company's financial statements and of the Company's internal audit function. In addition, the role of the Audit Committee is to discuss the scope and results of the audit with the independent registered public accountants, review the Company's interim and year-end operating results with management and the independent registered public accountants, consider the adequacy of the Company's internal accounting controls and audit procedures, and pre-approve all engagements with the Company's independent registered public accountants, including both audit and non-audit services. The Audit Committee also reviews and recommends to the Board of Directors any changes that may be required to the Company's Business Integrity Policy (described further under "Corporate Governance Guidelines and Code of Ethics").

        The Board of Directors has determined that each of Messrs. Klein, Jennings, and Simonetti is an "audit committee financial expert" within the meaning of the rules of the Securities and Exchange Commission and is independent in accordance with the applicable New York Stock Exchange and Securities and Exchange Commission rules.

Audit Committee Report

        This Audit Committee Report shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission nor shall this information be incorporated by reference into any future filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, each as amended, except to the extent that the Company specifically incorporates it by reference into a filing.

        The Audit Committee is comprised of three directors and acts under a written charter adopted and approved by the Board of Directors. Each member of the Audit Committee has been determined by the Board of Directors to be an independent director in conformity with the listing standards of the New York Stock Exchange and regulations of the Securities and Exchange Commission.

        Management has the primary responsibility for the Company's financial statements and reporting process. The Company's independent registered public accountants are responsible for expressing an opinion on the conformity of the Company's audited financial statements to generally accepted accounting principles. The Audit Committee reviews the Company's financial reporting process on behalf of the Board of Directors. The limitations inherent in the oversight role of a committee of the Board of Directors, however, do not provide the Audit Committee with a basis independent of management and the Company's independent registered public accountants to determine that accounting and financial reporting principles and policies have been appropriately applied by management or that the Company's internal control procedures designed to assure compliance with accounting standards and applicable laws and regulations have been appropriately implemented.

        The Audit Committee has reviewed the Company's audited financial statements and has discussed them with management and the independent registered public accountants. The Audit Committee has also discussed with the independent registered public accountants the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T, has received the written disclosures and the letter from the independent registered public accountants required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accountants' communications with the Audit Committee concerning independence, and has discussed with the independent registered public accountants their independence from the Company and its management. The Audit Committee has further considered whether the independent registered public accountants' provision of non-audit services to the Company is compatible with the auditors' independence.

        The Audit Committee met with the internal and independent registered public accountants, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls and the overall quality of the Company's financial reporting. In addition, the Audit Committee met with the Chief Executive Officer and Chief Financial Officer of the Company to discuss the processes that they have undertaken to evaluate the accuracy and fair presentation of the Company's financial statements and the effectiveness of the Company's system of disclosure controls and procedures.

        In reliance on the reviews and discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report filed with the Securities and Exchange Commission on Form 10-K for the year ended December 31, 2009.

AUDIT COMMITTEE
Richard H. Klein, Chairperson
Richard B. Jennings
Martin A. Simonetti

Nominating & Governance Committee

        The Nominating & Governance Committee consists of Directors Walton (Chairperson), Atkins, Jennings, Klein, and Simonetti, each of whom has been determined by the Company's Board of Directors to be an independent director in accordance with the applicable New York Stock Exchange rules. The Committee held four meetings and took action on one occasion by unanimous written consent during 2009. The charter of the Nominating & Governance Committee is published on the Company's website at www.labspace.com. The Nominating & Governance Committee is responsible for, among other things, making recommendations to the Board of Directors with respect to corporate governance policies and reviewing and recommending changes to the Company's corporate governance guidelines. The Committee also recommends to the Board of Directors candidates for nomination for election as directors of the Company and for appointment as members of the committees of the Board of Directors.

        The Nominating & Governance Committee considers candidates suggested by stockholders for nomination for elections to be held at annual meetings of stockholders. Stockholders can suggest qualified candidates for nomination by the Board of Directors by complying with the advance notification and other requirements of the Company's Bylaws regarding director nominations. Director nomination materials submitted in accordance with the Bylaw procedures will be forwarded to the Chairperson of the Nominating & Governance Committee for review and consideration. Director nominees suggested by stockholders will be evaluated in the same manner, and subject to the same criteria, as other nominees evaluated by the Committee. The Committee also considers candidates for director suggested by its members, other directors and management and may from time to time retain a third-party executive search firm to identify director candidates for the Committee.

        Generally, once the Nominating & Governance Committee has identified a prospective nominee, the Committee makes an initial determination as to whether to conduct a full evaluation of the candidate based on information provided to the Committee with the recommendation of the candidate, as well as the Committee's own knowledge of the candidate, which may be supplemented by inquiries to the person making the recommendation or others. The initial determination is based primarily on the need for additional directors to fill vacancies or expand the size of the Board of Directors and the likelihood that the candidate can satisfy the evaluation factors described below. If the Committee determines, in consultation with the Chairman of the Board of Directors and other directors, as appropriate, that additional consideration is warranted, it may request a third-party search firm to gather additional information about the candidate's background and experience and to report its findings to the Committee. The Committee then evaluates the candidate against the standards and qualifications set out in guidelines for director candidates adopted by the Board of Directors (the "Board Candidate Guidelines"), including the nominee's management, leadership and business experience, skill and diversity, financial literacy and knowledge of directorial duties, and integrity and professionalism.

        Consistent with the Board Candidate Guidelines, the Nominating & Governance Committee seeks nominees who will provide the Board of Directors with a broad diversity of perspectives, experience, expertise, professions, skills, geographic representation, and backgrounds. The Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. Generally, however, the Committee considers, among other factors, a candidate's experience and knowledge regarding a variety of aspects of the Company's unique real estate laboratory space niche in the life sciences industry. The Nominating & Governance Committee believes that the backgrounds and qualifications of the directors, considered as a group, should provide a significant composite mix of experience, expertise, knowledge, and abilities that will allow the Board of Directors to fulfill its responsibilities. Although the Committee has no formal policy on diversity, the Committee considers factors such as gender, race, and culture in its determinations, and nominees are not discriminated against on the basis of race, religion, national origin, sexual orientation, disability, or any other basis proscribed by law.

        The Committee also considers such other factors as it deems appropriate, including the current composition of the Board of Directors, the balance of management and independent directors, the need for particular expertise (such as Audit Committee expertise), and the evaluations of other prospective nominees. With respect to the nomination of current directors for re-election, the individual's contributions to the Board of Directors are also considered. In connection with this evaluation, the Committee determines whether to interview the prospective nominee, and, if warranted, one or more members of the Committee, and others as appropriate, interview prospective nominees in person or by telephone. After completing this evaluation and interview, the Committee makes a recommendation to the full Board of Directors as to the persons who should be nominated by the Board of Directors, and the Board of Directors ultimately determines whether a prospective nominee will be nominated after considering the recommendation of the Committee.

Policies and Procedures With Respect to Related Person Transactions

        The Board of Directors has adopted a written policy setting forth the procedures for the review and approval or ratification of transactions involving the Company and "related persons" within the meaning of the rules and regulations of the Securities and Exchange Commission.

        Under this policy, the Nominating & Governance Committee is responsible for reviewing and approving or ratifying all related person transactions that are required to be reported under the rules and regulations of the Securities and Exchange Commission. In the event that the Chief Executive Officer or Chief Financial Officer of the Company determines that it would be impracticable or undesirable to wait until the next meeting of the Nominating & Governance Committee to review a related person transaction, the Chairman of the Nominating & Governance Committee may act on behalf of the Committee to review and approve and/or disapprove the related person transaction.

        In general, related person transactions are subject to pre-approval. In the event that the Company becomes aware of a related person transaction that was not approved in advance under this policy, the transaction must be reviewed in accordance with this policy as promptly as reasonably practicable.

        In making its determination whether to approve or ratify a related person transaction, the Nominating & Governance Committee will consider all factors it deems relevant or appropriate, including but not limited to:

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  whether the terms of the related person transaction are fair to the Company and on terms no less favorable than terms generally available in transactions with non-affiliates under similar circumstances;

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  whether there are legitimate business reasons for the Company to enter into the related person transaction;

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  whether the related person transaction would impair the independence of an outside director;

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  whether the related person transaction would present an improper conflict of interest for any director or executive officer, taking into account the size of the transaction, the overall financial position of the director or executive officer, the direct or indirect nature of the director's or executive officer's interest in the transaction, the ongoing nature of any proposed relationship and any other factors deemed relevant; and

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  whether the related person transaction is material, taking into account the importance of the interest to the related person, the relationship of the related person to the transaction and of related persons to each other and the aggregate value of the transaction.

        The policy also contains a list of certain categories of related person transactions that are pre-approved under the policy and therefore are not required to be reviewed or approved by the Nominating & Governance Committee.

Certain Relationships and Related Transactions

        From the beginning of fiscal year 2009 to the date of this Proxy Statement, there were no relationships or transactions of a nature required to be disclosed under Item 404 of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended. Certain other relationships and transactions between the Company's directors and the Company are described in "Board of Directors and Executive Officers—Director Independence."

Compensation Committee

        The Compensation Committee consists of Directors Jennings (Chairperson), Klein, and Walton, each of whom has been determined by the Company's Board of Directors to be an independent director in accordance with the applicable New York Stock Exchange rules. The Compensation Committee held 12 meetings in 2009. The Compensation Committee has the authority to review and approve compensation arrangements, grant annual incentive awards for executive officers and other employees of the Company, adopt and amend employment agreements for executive officers and other employees of the Company, and administer the Company's stock option and other incentive plans. The Compensation Committee Charter is published on the Company's website at www.labspace.com.

Compensation Committee Interlocks and Insider Participation

        No member of the Compensation Committee in 2009 (Messrs. Jennings, Klein, and Walton) had any relationship or transaction required to be disclosed pursuant to Item 407(e)(4) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended.

Compensation Committee Report on Executive Compensation

        The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis ("CD&A") contained in this proxy statement. Based on this review and discussion, the Compensation Committee has recommended to the Board of Directors that the CD&A be included in this proxy statement and incorporated into the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2009.

COMPENSATION COMMITTEE
Richard B. Jennings, Chairperson
Richard H. Klein
Alan G. Walton

Compensation Discussion and Analysis

        The following discussion and analysis of compensation arrangements of the Company's Named Executive Officers identified below for 2009 should be read together with the compensation tables and related disclosures set forth below. This discussion contains forward-looking statements that are based on the Company's current plans, considerations, expectations, and determinations regarding future compensation programs. Actual compensation programs that the Company adopts may differ materially from currently planned programs as summarized in this discussion.

Background

        The Compensation Committee (for purposes of this section, the "Committee") currently consists of three independent, non-officer and non-employee directors, Messrs. Jennings (Chairperson), Klein, and Walton. The Committee administers the Company's executive compensation programs and is responsible for reviewing and approving the Company's compensation policies and the compensation paid to its executive officers. The Committee's charter reflects these responsibilities, and the Committee and the Board of Directors periodically review and revise the charter. The Committee meets at scheduled times during the year, and it also considers and takes action by written consent. In 2009, the Committee held 12 meetings. In addition to internal resources within the Company, the Committee has the authority to obtain assistance in carrying out its responsibilities by engaging the services of outside advisors. This CD&A describes the compensation policies and rationales the Committee applied to two of the Company's three Named Executive Officers, Messrs. Marcus and Shigenaga, with respect to compensation paid to such officers for 2009. The Committee did not assess the 2009 individual performance of Mr. Richardson, the Company's third Named Executive Officer, because he resigned as President of the Company in February 2009.

Compensation Philosophy

        The Company's general compensation philosophy is that a Named Executive Officer's total annual cash compensation should vary with the performance of the Company and that long-term incentives awarded to such officers should be aligned with the interest of the Company's stockholders. Specifically, the Committee believes that the primary objectives of the Company's compensation policies are:

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  creating long-term incentives for management to increase stockholder value;

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  motivating the Company's executives to achieve the Company's short-term and long-term goals;

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  providing Company and individual objectives that promote innovation to achieve the Company's objectives;

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  rewarding results;

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  compensating for prudently managing risk;

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  creating a team-oriented workplace that values diversity and open communications in order to attract and retain best-in-class employees; and

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  retaining executive officers whose abilities are critical to the Company's long-term success and competitiveness.

        The Committee utilizes a broad and discretionary approach for determining the Named Executive Officers' compensation. Within this broad and discretionary approach, the Committee has developed a general framework for determining the elements of compensation for the Company's Named Executive Officers: 1) consistent with the Company's policy for performance-based compensation, base salary should generally be an important but smaller portion of total compensation; 2) annual cash bonuses should have a performance-based component; 3) annual non-cash compensation in the form of restricted stock awards that vest over time should generally be at least 50% of total annual compensation in order to align a significant amount of compensation with the interests of the Company's stockholders; and 4) each Named Executive Officer's total compensation should be based on a subjective evaluation of the officer's individual performance, position, tenure, experience, expertise, leadership, management capability, individual contribution to total stockholder return, and management and stability of operations.

        Under this framework, the Committee seeks to align both total compensation and the relative amounts of salary, bonus and long-term stock compensation with those amounts paid by publicly traded office and office/industrial companies (based on a policy of maintaining competitive pay practices), an assessment of the Company's performance relative to that of publicly traded office and office/industrial companies, and an assessment of each executive's individual performance. The Committee does not set any quantitative target levels in determining the Named Executive Officers' compensation, and there is no limit on the maximum amount of compensation awarded. Additionally, the Committee uses information about the compensation programs of other publicly traded office and office/industrial companies as an informal "market check" of compensation practices, salary levels and target incentive levels. In conducting this "market check," the Committee reviews information about other publicly traded companies that operate in the office and office/industrial sector, but does not track a specific "peer group" of companies exclusively for compensation purposes. The Committee's focus in reviewing information about other publicly traded office and office/industrial companies is to determine if compensation decisions that it has made are consistent with the market. From time to time, the Committee may consider compensation and the performance of the following publicly traded office and office/industrial companies among others, which may change over time: Boston Properties, Inc., Brandywine Realty Trust, Douglas Emmett, Inc., Highwoods Properties, Inc., SL Green Realty Corp., and Vornado Realty Trust.

        The Committee has determined that total return to the stockholders is an important consideration in judging the performance of the Company and of each Named Executive Officer. The Committee has not established any specific target levels with respect to this measure, leaving the Committee with full discretion to determine performance-based compensation after analyzing the overall performance of the Company and the Named Executive Officers, individually and together as a team.

        The Committee has established other subjective, qualitative performance evaluation criteria, which ultimately focus directly or indirectly on total return to the Company's stockholders and management and stability of operations. These company and individual criteria that are subjective in nature are applicable to each of the Company's Named Executive Officers and include: development of strong tenant relations, development and mentoring the Company's employee base, maintaining a leading position in the Company's life science real estate niche, teamwork, management and operation of the Company's business model, and setting business and financial strategy and tactics. The Company and Named Executive Officers achieved the fifth highest total return of all publicly traded equity REITs from its initial public offering in May 1997 through December 31, 2009, assuming reinvestment of dividends.

Assessment of Individual Performance

        Joel S. Marcus—Chief Executive Officer and President—As Chief Executive Officer and President, Mr. Marcus was responsible for directing the organization to ensure the attainment of revenue and profit goals, while maximizing total return, prudently managing risk, liquidity, and leverage. In tandem with the Board of Directors, Mr. Marcus formulated the Company's current and long-term strategy and objectives. Mr. Marcus oversaw all corporate functions and represented the Company in relations with its tenants, analysts, stockholders, and the business and non-business communities. Mr. Marcus' effective leadership of the Company led to solid and steady operating statistics in 2009, a year of continued extraordinary and unprecedented United States and worldwide economic, financial, banking and credit market crises, significant worldwide economic recession and drastic decline in consumer confidence and the consumer driven economy. Under Mr. Marcus' direction, total 2009 revenue was $480.1 million, an increase of approximately $28.5 million, or 6.3%, compared to 2008, occupancy was 94.1%, growth in cash same property net operating income was 4.7%, rental rates on renewed or released space was up 2.8% on a GAAP basis, and operating margins were steady at 74%. Additionally, the Company was ranked fifth in total return, assuming reinvestment of dividends, among all publicly traded equity REITs from the Company's initial public offering in May 1997 through December 31, 2009, achieving one of the real estate industry's highest absolute growth rates during that period. These statistics and the Company's total return ranking were driven in large part by Mr. Marcus' leadership and strategic areas of focus for the Company.

        Dean A. Shigenaga—Chief Financial Officer—As the Chief Financial Officer, Mr. Shigenaga directed the organization to ensure the attainment of revenue and profit goals, and participated with the Chief Executive Officer in formulating and executing current and long-term plans, objectives and policies. Mr. Shigenaga effectively oversaw the Company's financial functions, including financial plans and policies, accounting practices and procedures, and the organization's relationship with the financial community. Mr. Shigenaga also directed the controller, treasury and tax functions. In 2009, Mr. Shigenaga acted as an effective and responsive organizational leader in all of the Company's financial matters, risk management, and internal controls, including topics important to the Board of Directors.

Compensation Components

        Compensation of Named Executive Officers contains three principal components: base salary; incentive bonus payments; and long-term incentive compensation consisting of restricted stock grants. The Company also offers a pension plan and deferred compensation plan that are designed to permit deferrals and to provide retirement benefits to executives and other employees of the Company. To inform its judgments regarding the 2009 compensation of the Named Executive Officers, the Committee considered, among other factors: (a) summary of total compensation; (b) each element of current compensation, including benefits and perquisites; (c) potential value of all equity awards; and (d) value of payments and benefits that would be payable upon certain termination events or following a change in control (including tax gross-ups on excess parachute payments). In determining the amount of each component of compensation, the Committee considered the various subjective performance criteria noted above and the

Named Executive Officers' total compensation. In the Committee's judgment, each Named Executive Officer met the various subjective performance criteria for 2009.

        Base Salary.    The Company views base salary as the fixed rate of pay for ongoing performance throughout the year that is required to attract and retain executives. The base salaries of Named Executive Officers are determined in consideration of their position, scope of responsibilities, and their personal skills and experience. Executives are eligible for periodic increases in their base salary as a result of individual and company performance. The Committee annually reviews the performance of the Named Executive Officers, including their leadership, contribution to total stockholder return and management, and stability of operations.

        With respect to the Named Executive Officers' salaries, in December 2008, Mr. Marcus offered to reduce his base salary by approximately one-third for 2009 to demonstrate top-level commitment to very stringent cost controls, and the Committee reduced his 2009 base salary to $500,000, representing a 33% voluntary decrease from 2008. The 2009 salary increase for Mr. Shigenaga was approximately 5%, or approximately the minimum salary adjustment based on the consumer price index for Los Angeles, California, as specified in his employment agreement. Mr. Richardson did not receive a salary increase for 2009. The salary adjustments for each Named Executive Officer reflect the Committee's assessment of total compensation to each Named Executive Officer for their individual and company performance, with a significant portion of their total compensation derived from restricted stock awards.

        Incentive Bonus.    Annual incentive bonuses for Named Executive Officers, if any, are intended to reflect the Committee's belief that a portion of the annual compensation of each Named Executive Officer should be contingent upon the performance of the Company, as well as the individual contribution of each such Named Executive Officer. Under his employment agreement, Mr. Marcus is entitled to incentive bonuses equal to not less than one-half of his annual salary. Mr. Shigenaga's employment agreement provides that his bonus amount is discretionary. Messrs. Marcus and Shigenaga are eligible to receive discretionary cash incentive bonuses and restricted stock awards under the Company's long-term compensation cash and stock-based incentive program adopted by the Committee. Performance-based cash bonuses and restricted stock awards under this program are made pursuant to the 1997 Incentive Plan and are based on subjective performance that occurs over a period of one fiscal year or less. For 2009, Mr. Marcus received a cash bonus of $377,500. For 2009, Mr. Shigenaga received a cash bonus of $152,500. Mr. Richardson did not receive a cash bonus for 2009. See "Assessment of Individual Performance" above for additional information.

        Equity Incentives.    The Company, from time to time and as appropriate, grants restricted stock as long-term incentives to motivate, reward and retain its Named Executive Officers and other employees. The Company has not issued stock option awards since 2002. The Committee, which has responsibility for making grants of restricted stock under the Company's 1997 Incentive Plan, believes that the Company's long-term performance is achieved through an ownership culture that encourages long-term performance by the Company's Named Executive Officers through grants of stock-based awards. The 1997 Incentive Plan was established to provide the Company's employees, including the Company's Named Executive Officers, with incentives to help align those employees' incentives with the interests of the Company's stockholders. Restricted stock grants to Named Executive Officers generally vest over periods of continuous service over three years.

        Messrs. Marcus and Shigenaga were granted restricted stock awards for services rendered in 2009 in the amounts of 30,000 and 15,000, respectively, of the Company's Common Stock with a grant date of January 1, 2010. The restricted stock agreements for these shares provide for a restricted period with monthly vesting dates through December 1, 2012. During these restricted periods the shares may not be sold or transferred and will be subject to forfeiture in the event the officer's employment with the Company is terminated by the Company for Cause (as defined in the applicable agreement), or, subject to the provisions of the applicable plan document, is terminated by the officer for any reason other than a termination due to the officer's death or disability. The values of the awards of 30,000 shares and 15,000 shares of restricted stock based on the market price as of the grant date of January 1, 2010 were $1,928,700 and $964,350 for Messrs. Marcus and Shigenaga, respectively. Even though these restricted stock awards were related to the Named Executive Officers' services rendered in 2009, the grants are not reflected in the Summary Compensation Table and 2009 Grants of Plan-Based Awards Table, because the grant date was January 1, 2010. These grants will be included in the Summary Compensation Table and 2010 Grants of Plan-Based Awards Table in next year's Proxy Statement. The Summary Compensation Table and 2009 Grants of Plan-Based Awards Table include restricted stock awards granted in 2009 that were related to services rendered in the 2008 fiscal year. See the Summary Compensation Table and 2009 Grants of Plan-Based Awards Table below for more information.

        Pension Plan.    In 2002, the Board of Directors approved the Company's Cash Balance Pension Plan (the "Pension Plan"). The Pension Plan is designed to provide retirement benefits to the executive officers and certain non-executive officers of the Company. The Board of Directors believes it is important to the Company's attraction and retention objectives to provide a reasonable income replacement for such officers during retirement.

        Under the Pension Plan, a hypothetical account is established for each participant for recordkeeping purposes. Each year, a participant's cash balance account is credited with a hypothetical employer contribution and with hypothetical earnings. These amounts are hypothetical because the hypothetical account balance must be converted into an annuity payable at Normal Retirement Age (as defined in the Pension Plan) ("NRA"). This future benefit at NRA can then be converted into a lump sum benefit. The lump sum distribution at NRA may be higher or lower depending on interest rates in effect at that time. Effective for plan years beginning on or after January 1, 2009, the hypothetical employer contribution for all participants is $0. Hypothetical earnings are credited at a rate, compounded annually, equal to the rate for 30-year United States Treasury securities for the December preceding the applicable calendar year. The rate was 2.87% for 2009. Benefits under the Pension Plan are vested at all times, are obligations of the Company and are payable in the form of a lump sum or a single or joint and survivor annuity upon retirement, death, disability, other termination of employment or attainment of age 62.

        The estimated annual total pension payable under the Pension Plan in the form of a single life annuity to the Named Executive Officers is as follows assuming that no additional hypothetical employer contributions are made following the contribution freeze as of January 1, 2009, hypothetical earnings on hypothetical contributions made prior to the freeze continue to accrue at current rates (4.49% for the 2010 plan year) and the Named Executive Officers retire at age 62: Mr. Marcus, $104,423 and Mr. Shigenaga, $6,721. Mr. Richardson received payments from the Pension Plan during 2009 upon his retirement from the Company in February 2009. See the Pension Benefits Table for more information.

        Deferred Compensation Plan.    The Company has in place its 2000 Deferred Compensation Plan (the "DC Plan"), which is an unfunded plan designed to permit compensation deferrals for a select group of the Company's management or highly compensated employees.

        Eligibility to participate in the DC Plan is limited to employees of the Company who (i) qualify as accredited investors under the Securities Act of 1933, as amended, (ii) fall within a select group of management or highly compensated employees for purposes of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and (iii) meet certain other eligibility requirements. Participants' deferral amounts under the DC Plan are credited or charged, as the case may be, with the investment performance of mutual funds and other publicly traded securities designated by the participants and certain other investments designated by the Company. During 2009, the Company did not contribute any amount to participants' accounts under the DC Plan in addition to the compensation deferred by the participants.

Role of Named Executive Officers in Determining Executive Compensation

        Mr. Marcus reviews the performance of each Named Executive Officer, other than his own, with the Committee and makes recommendations to the Committee for its review and final determination. Other Named Executive Officers and the Company's finance and human resources teams may provide market and company information to the Committee that is used in determining Named Executive Officer compensation.

Role of Compensation Consultants

        The Company seeks to provide a director compensation package that appropriately aligns the interests of the Board of Directors with that of the Company's stockholders. In this regard, the Committee retained FTI Schonbraun McCann Group, a real estate advisory practice of FTI Consulting, Inc. ("FTI SMG"), to provide REIT director compensation data for 2008 and 2009 and an overview of trends in board compensation for the REIT industry and other industries. FTI SMG also provided recommended modifications to the 2009 compensation package for the Board of Directors. Additionally, FTI SMG reviewed the Company's disclosures of various compensation and benefits payable to each Named Executive Officer upon certain termination events.

Share Retention and Ownership Guidelines

        According to the Company's Corporate Governance Guidelines, each director who has served on the Board of Directors for at least three years, and each executive officer at the senior vice president level and above who has served the Company in such capacity for at least three years, should own a minimum of 2,500 shares of Common Stock. The Nominating & Governance Committee will evaluate whether exceptions should be made for any director or executive officer on whom this requirement would impose a financial or economic hardship. Additionally, the Company generally requires its executive officers to increase their equity holdings in the Company each year, subject to extreme market conditions.

Section 162(m) Policy

        Section 162(m) of the Internal Revenue Code of 1986, as amended, generally provides that publicly held companies may not deduct compensation paid to certain of their top executive officers to the extent such compensation exceeds $1 million per officer in any year. However, pursuant to regulations issued by the Treasury Department, limited exceptions to Section 162(m) apply with respect to performance-based compensation. The Company will continue to monitor the applicability of Section 162(m) to its ongoing compensation arrangements.

Compensation Policy and Risk Management

        The Company believes that the balanced utilization of the various elements of the Company's employee compensation program:

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  Supports the achievement of competitive revenue, earnings and cash performance in variable economic and industry conditions without undue risk; and

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  Mitigates the potential to reward risk-taking that may produce short-term results that appear in isolation to be favorable, but that may undermine the successful execution of the Company's long-term business strategy and destroy stockholder value.

        The following risk oversight and compensation design features guard against excessive risk-taking:

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  The Company's processes for developing strategic and annual operating plans, approval of capital investments, internal control over financial reporting and other financial, operational and compliance policies and practices (See "Board of Directors and Executive Officers—Information on Board of Directors and its Committees—The Board's Role in Risk Oversight" for a discussion of the role of the Board of Directors in the risk oversight process);

  •
  The diversified nature of the Company's overall real estate asset base and client tenant mix with respect to industries and markets served and geographic footprint;

  •
  Review and approval of corporate objectives by the Committee to ensure that these goals are aligned with the Company's annual operating and strategic plans, achieve the proper risk/reward balance, and do not encourage unnecessary or excessive risk-taking;

  •
  Base salaries consistent with executives' responsibilities so that they are not motivated to take excessive risks to achieve a reasonable level of financial security;

  •
  Determination of stock awards based on a review of a variety of qualitative factors;

  •
  Stock compensation and vesting periods for stock awards that encourage executives to focus on sustained stock price appreciation; and

  •
  The mix between cash and equity compensation are designed to encourage strategies and actions that are in the long-term best interests of the Company.

Executive Compensation Tables and Discussion

        The following table summarizes the 2009, 2008, and 2007 compensation of the Company's Chief Executive Officer, Chief Financial Officer, and Mr. Richardson, who constitute all of the Named Executive Officers of the Company.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(2)	All Other Compensation ($)(3)	Total ($)
Joel S. Marcus,	2009	500,000	392,500	5,157,323	38,733	1,088,611	7,177,167
Chief Executive Officer and President	2008	750,000	750,000	3,746,609	265,421	1,342,224	6,854,254
	2007	720,000	1,720,000	7,250,038	242,180	1,404,396	11,336,614
Dean A. Shigenaga,	2009	305,000	152,500	1,256,488	1,082	50,726	1,765,796
Chief Financial Officer	2008	290,000	290,000	1,233,901	37,031	90,934	1,941,866
	2007	275,000	525,000	2,365,102	126	52,369	3,217,597
James H. Richardson,	2009	67,904	—	2,135,215	7,213	121,827	2,332,159
President (through February 11, 2009)	2008	535,000	535,000	1,850,852	61,402	108,249	3,090,503
and Senior Management Consultant(4)	2007	515,000	575,000	3,625,019	59,112	105,770	4,879,901

(1)
The dollar values of restricted stock awards set forth in this column are equal to the aggregate grant date fair value computed in accordance with Financial Accounting Standards Board Accounting Standards Codification 718 ("FASB ASC 718"). See table on the following page for 2009 Grants of Plan-Based Awards. A discussion of the assumptions used in calculating the grant date fair value is set forth in Notes 2 and 12 of the Consolidated Financial Statements in the Company's 2009 Annual Report on Form 10-K.

(2)
Amounts represent the aggregate change in the actuarial present value of the Named Executive Officer's accumulated benefits under the Company's Pension Plan.

(3)
The amounts set forth in this column include the Company's contribution to: (a) Named Executive Officers' employee accounts under the Company's 401(k) plan and Pension Plan; (b) the Company's profit sharing plan and executive profit sharing plan; (c) life insurance premiums; (d) medical premiums; and (e) disability premiums. The Company did not contribute to the Pension Plan in 2009. The Company's 2009 contribution to the profit sharing plan account for Messrs. Marcus and Shigenaga was $22,050 per officer and $20,169 for Mr. Richardson. The Company paid medical premiums for Messrs. Marcus and Shigenaga totaling $16,524 per officer during 2009. All Other Compensation for Mr. Marcus includes $26,875 in vacation paid out in 2009 and tax gross-up payments of $1,000,000 per year in 2009 and 2008, and $1,140,013 in 2007. All Other Compensation for Mr. Richardson also includes $95,313 in fees for consulting services provided to the Company in 2009.

(4)
Mr. Richardson resigned as the Company's President in February 2009 and immediately thereafter entered into an arrangement to provide consulting services to the Company, including services relating to real estate operations and regional strategies.

        The following table discloses the number of restricted stock awards granted in 2009 and the grant date fair value of these awards.

2009 GRANTS OF PLAN-BASED AWARDS TABLE

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock Awards ($)(1)
Joel S. Marcus	01/01/09	30,000	1,797,167
Joel S. Marcus	01/01/09	16,573	992,815
Joel S. Marcus	01/01/09	15,000	898,583
Joel S. Marcus	01/15/09	1,000	55,805
Joel S. Marcus	02/15/09	1,000	49,898
Joel S. Marcus	03/15/09	1,000	40,774
Joel S. Marcus	04/15/09	1,000	39,077
Joel S. Marcus	05/15/09	1,000	31,353
Joel S. Marcus	06/15/09	1,000	36,714
Joel S. Marcus	07/01/09	30,000	1,073,713
Joel S. Marcus	07/15/09	1,000	33,954
Joel S. Marcus	08/15/09	1,000	50,027
Joel S. Marcus	09/15/09	1,000	57,443
Dean A. Shigenaga	01/01/09	10,000	599,056
Dean A. Shigenaga	01/01/09	5,000	299,528
Dean A. Shigenaga	07/01/09	10,000	357,904
James H. Richardson	01/01/09	15,000	898,583
James H. Richardson	01/01/09	7,500	449,292
James H. Richardson	09/09/09	15,000	787,340

(1)
The dollar values of restricted stock awards disclosed in this column are equal to the grant date fair value computed in accordance with FASB ASC 718. A discussion of the assumptions used in calculating the grant date fair value is set forth in Notes 2 and 12 of the Consolidated Financial Statements in the Company's 2009 Annual Report on Form 10-K.

        The stock awards indicated in the table above were granted under the 1997 Incentive Plan. For further information regarding this plan, see "—Compensation Discussion and Analysis—Compensation Components—Equity Incentives" above.

Employment Agreements

        The Company has employment agreements with each of Messrs. Marcus and Shigenaga. In February 2009, Mr. Richardson resigned as the Company's President and his employment agreement discussed in "—Potential Payments Upon Termination or Change in Control" was terminated upon his resignation.

        Mr. Marcus' employment agreement provides that he will serve as the Company's Chief Executive Officer through December 31, 2010. The employment agreement for Mr. Marcus further provides for automatic one-year extensions until notice is given by Mr. Marcus or the Company, an annual retention bonus equal to 50% of his base salary and an annual cash incentive bonus of no less than 50% of the executive's annual base salary based upon certain performance criteria as determined in the sole discretion of the Board of Directors. In December 2008, Mr. Marcus entered into an amended and restated employment agreement to reduce his annual base salary for 2009 to $500,000 and to extend the term of his agreement through December 31, 2010. Mr. Marcus was granted a restricted stock award upon execution of his employment agreement in the amount of 16,573 shares. The restricted stock agreement for these shares provide for a restricted period ranging through January 1, 2011. Mr. Marcus is also entitled to a tax gross up payment, upon vesting of the restricted stock, equal to 40% of the value of the restricted stock not to exceed $1,000,000 per year. The agreement with Mr. Marcus also provides that during his term of employment, and the 12-month period following termination of employment, he will not engage in any activity that is competitive with the business of the Company.

        Mr. Shigenaga's employment agreement that was in effect during 2009 provided that he would serve as the Company's Chief Financial Officer, with an annual base salary to be increased annually by no less than a cost-of-living adjustment based on an index published by the U.S. Department of Labor. Mr. Shigenaga was also eligible to receive discretionary annual bonuses and periodic equity awards under such agreement. On March 1, 2010, the Company entered into an amended and restated executive employment agreement with Mr. Shigenaga that superseded Mr. Shigenaga's prior employment agreement in its entirety. That agreement provides that Mr. Shigenaga will serve as the Company's Chief Financial Officer through December 31, 2012, with automatic one-year extensions thereafter until notice is given by Mr. Shigenaga or the Company. The agreement further provides for a base salary of $305,000 per year to be increased in 2010 and each year thereafter by no less than a cost-of-living adjustment based on an index published by the U.S. Department of Labor. Mr. Shigenaga will also be eligible for an annual bonus based on the sole discretion of the Company's Board of Directors and periodic equity awards based on the sole discretion of the Compensation Committee.

        For a description of the termination provisions in the employment agreements with each of Messrs. Marcus, Shigenaga and Richardson, see "—Potential Payments Upon Termination or Change in Control."

Equity Awards

        The following table shows outstanding stock option awards classified as exercisable and unexercisable as of December 31, 2009 for the Named Executive Officers. The table also shows unvested and unearned stock awards assuming a market value of $64.29 per share (the closing market price of the Company's Common Stock on December 31, 2009).

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Options (#)(1)	Number of Securities Underlying Unexercised Options (#)(1)
					Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)
			Option Exercise Price ($)	Option Expiration Date
Name	Exercisable	Unexercisable
Joel S. Marcus	N/A	N/A	N/A	N/A	94,109	6,050,268
Dean A. Shigenaga	N/A	N/A	N/A	N/A	28,193	1,812,528
James H. Richardson	30,000	N/A	47.69	06/21/12	43,115	2,771,863

(1)
The Company has not issued stock option awards since 2002. See "Board of Directors and Executive Officers—Compensation Discussion and Analysis—Compensation Components—Equity Incentives" above and Notes 2 and 12 of the Consolidated Financial Statements in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2009 for more information on the Company's 1997 Incentive Plan.

(2)
Equity incentive plan awards for Mr. Marcus totaling 61,375, 27,734, and 5,000 will vest in 2010, 2011, and 2012, respectively. Equity incentive plan awards for Mr. Shigenaga totaling 16,678, 9,850, and 1,665 will vest in 2010, 2011, and 2012, respectively. Equity incentive plan awards for Mr. Richardson totaling 25,412, 14,370, and 3,333 will vest in 2010, 2011, and 2012, respectively.

        The following table sets forth certain information regarding stock options exercised and vesting of restricted stock awards during 2009 for the Named Executive Officers.

2009 OPTION EXERCISES AND STOCK VESTED TABLE

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Joel S. Marcus	47,904	526,556	127,299	6,327,286
Dean A. Shigenaga	—	—	21,374	983,124
James H. Richardson	4,800	105,603	54,488	2,855,982

(1)
The "value realized on exercise" represents the value of the shares upon exercise less the exercise price of the option.

(2)
The "value realized on vesting" represents the number of shares of stock that vested multiplied by the market price of the Company's Common Stock on the vesting date.

Pension Plan

        The following table discloses the years of credited service of, the actuarial present value of the accumulated benefits for, and payments during the last fiscal year to each Named Executive Officer under the Pension Plan. For a more detailed description of the Pension Plan, see "Compensation Discussion and Analysis—Compensation Components—Pension Plan."

PENSION BENEFITS TABLE

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)(1)	Payments During Last Fiscal Year ($)
Joel S. Marcus	Alexandria Real Estate Equities, Inc. Cash Balance Pension Plan	16	1,388,327	—
Dean A. Shigenaga	Alexandria Real Estate Equities, Inc. Cash Balance Pension Plan	9	38,789	—
James H. Richardson	Alexandria Real Estate Equities, Inc. Cash Balance Pension Plan	10	—	386,537

(1)
The present value of the accumulated benefit was calculated by adding (i) the beginning of year value of the hypothetical account balance of each Named Executive Officer's account under the Pension Plan, plus (ii) the hypothetical employer contributions accrued to such accounts for the year, plus (iii) interest earned on (i) above, which is equal to the rate for 30-year U.S. Treasury securities for the first month preceding the applicable plan year (December).

Deferred Compensation Plan

        The following table discloses contributions, earnings, and balances under the non-qualified deferred compensation plan for each of the Named Executive Officers.

2009 NONQUALIFIED DEFERRED COMPENSATION TABLE (1)

Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)(2)	Aggregate Balance at Last Fiscal Year-End ($)
Joel S. Marcus	266,625	—	23,833	(4,151)	1,818,838
Dean A. Shigenaga	21,750	—	22	—	21,772
James H. Richardson	50,000	—	74,141	(730,617)	658,339

(1)
Compensation disclosed above as nonqualified deferred compensation is disclosed as compensation in the year earned in the "Summary Compensation Table." Aggregate losses in the non-qualified deferred compensation plan during the 2009 fiscal year have not been included as compensation in the "Summary Compensation Table."

(2)
Amount for Mr. Marcus represents required loss distributions from the DC Plan. Amount for Mr. Richardson represents a distribution from the DC Plan subsequent to his resignation from the Company.

        The Company has in place its DC Plan, which is an unfunded plan designed to permit compensation deferrals for a select group of the Company's management or highly compensated employees.

        Eligibility to participate in the DC Plan is limited to employees of the Company who (i) qualify as accredited investors under the Securities Act of 1933, as amended, (ii) fall within a select group of management or highly compensated employees for purposes of ERISA and (iii) meet certain other eligibility requirements.

        Under the DC Plan, a participant may elect annually to defer up to 70% of the participant's salary and up to 100% of the participant's bonus, provided that the minimum deferral amount of any bonus must be $10,000 and the aggregate minimum deferral amount of any salary and bonus must be $10,000. Participants must make deferral elections during an election period that is prior to the beginning of the plan year in which the related compensation is earned.

        Participants' deferral amounts under the DC Plan are credited or charged, as the case may be, with the investment performance of mutual funds and other publicly traded securities designated by the participants and certain other investments designated by the Company. The mutual funds, other publicly traded securities and certain investments designated by the Company for the deemed investment of participants' accounts under the DC Plan may change from time to time. Participants may change their investment selections prospectively on a daily basis by contacting the advisor associated with the DC Plan.

        Except with respect to certain VIP Grandfathered Amounts (defined below), a participant may elect to receive amounts deferred under the DC Plan on a date specified by the participant or upon the termination of such participant's service with the Company. In the event of a participant's termination of service, all vested amounts in the participant's account under the DC Plan will be distributed in a lump sum upon such termination (or as soon as administratively feasible thereafter), except that the payment of any such amounts that are attributable to deferrals made on or after January 1, 2005, as adjusted for any gains and losses credited to such amounts ("409A Non-Grandfathered Amounts"), will be subject to a six-month delay following such termination (other than any termination due to death or disability). In addition, if a change of control (as defined under the DC Plan) occurs prior to any such date specified by the participant for distribution or the participant's termination of service, payment of any vested 409A

Non-Grandfathered Amounts will be made in a lump sum as soon as administratively feasible following the change of control.

        A participant's account under the DC Plan may include amounts that were initially deferred under the Company's 2000 Venture Investment Deferred Compensation Plan ("VIP") prior to January 1, 2005, as adjusted for any gains and losses credited to such amounts ("VIP Grandfathered Amounts"). Any such vested amounts will be distributed to participants upon the occurrence of certain distribution events related to the investments designated by the Company for the deemed investment of such amounts, except that such amounts will continue to be deferred under the DC Plan if the participant had made an election at the time of initial deferral of such amounts under the VIP to further defer such amounts under the DC Plan following a distribution event and the participant has not terminated employment prior to the distribution event.

        With respect to amounts that are attributable to deferrals made under the DC Plan prior to January 1, 2005, as adjusted for any gains and losses credited to such amounts ("409A Grandfathered Amounts"), other than any VIP Grandfathered Amounts, a participant may elect to receive an early distribution of any such vested amounts if the participant experiences an unforeseeable emergency (as defined in the DC Plan). In addition, a participant may elect to receive an early distribution of any vested 409A Grandfathered Amounts, other than any VIP Grandfathered Amounts, credited to the participant's account for any reason, provided that the amount distributed will be equal to 90% of the amount elected by the participant and the remaining 10% of the amount elected by the participant will be forfeited by the participant.

        During 2009, the Company did not contribute any amount to participants' accounts under the DC Plan in addition to the compensation deferred by the participants. During 2009, Mr. Richardson withdrew $730,617 from the 409A Non-Grandfathered Amounts credited to his account under the DC Plan upon his resignation as President of the Company.

Potential Payments upon Termination or Change in Control

        The discussion and tables below provide information regarding the incremental amount of compensation, if any, that would be paid to each of the Named Executive Officers of the Company under various termination scenarios or a Change in Control.

Mr. Marcus

        Mr. Marcus' employment agreement provides that if his employment is terminated by the Company without Cause or by Mr. Marcus for Good Reason (as such terms are defined in the agreement) or is terminated due to Mr. Marcus' death or disability, or if the employment agreement is not renewed at the expiration of its term, he will be entitled to receive the following: (i) any earned and unpaid base salary; (ii) any earned and unpaid bonus; (iii) vested benefits under the Company's employee benefit plans and reimbursable expenses; (iv) any deferred compensation; (v) a pro rata bonus for the portion of the year in which the termination occurs; (vi) a severance payment equal to three times Mr. Marcus' aggregate compensation (unless termination is due to non-renewal of the employment agreement, in which case the severance payment will be equal to two times Mr. Marcus' aggregate compensation); (vii) continued participation in the Company's welfare and pension benefit plans for the three-year period following the date of termination, or, if earlier, until Mr. Marcus becomes entitled to such benefits through another employer; (viii) payment of full salary in lieu of all accrued vacation; (ix) outplacement services for 180 days following the date of termination (unless termination is due to death or disability); (x) full and immediate vesting of all outstanding and unvested equity or equity-based compensation awards and exercisability of all outstanding stock options for their full terms; and (xi) any other bonus payments which would have been payable except for such termination.

        If Mr. Marcus is terminated by the Company for Cause or Mr. Marcus terminates his employment other than for Good Reason, he will be entitled to receive the following: (i) any earned and unpaid base salary; (ii) any earned and unpaid bonus; (iii) vested benefits under the Company's employee benefit plans and reimbursable expenses; and (iv) any deferred compensation.

        If amounts payable to Mr. Marcus are subject to the excise tax imposed under Section 4999 of the Internal Revenue Code, the Company must also pay to Mr. Marcus an amount sufficient to offset the effects of the excise tax.

        Mr. Marcus' employment agreement also provides that, upon a Change in Control (as defined in the employment agreement), all of Mr. Marcus' equity or equity-based compensation will vest and all of his outstanding stock options will be exercisable for their full terms.

        The table below reflects the amount of compensation and benefits payable to Mr. Marcus under his employment agreement in the event of: (i) termination by the Company without Cause/termination by Mr. Marcus for Good Reason (including Change in Control); (ii) termination upon death or disability; (iii) termination due to non-renewal of his employment agreement; (iv) a Change in Control (without termination of his employment); and (v) termination by the Company for Cause/termination by Mr. Marcus other than for Good Reason. The amounts shown in the table below assume that the termination was effective upon December 31, 2009. The table does not include the pension benefits or nonqualified deferred compensation that would be paid to Mr. Marcus, which are set forth in the "Pension Benefits Table" and "2009 Nonqualified Deferred Compensation Table." In addition, the table does not include the value of vested restricted stock and vested but unexercised stock options as of December 31, 2009. Because the payments to be made to Mr. Marcus depend on several factors, the actual amounts to be paid out upon Mr. Marcus' termination of employment can only be determined at the time of his separation from the Company.

Compensation/Benefit	Termination by the Company Without Cause/Termination by Mr. Marcus for Good Reason (including Change in Control) ($)	Termination Upon Death or Disability ($)	Termination due to Non-renewal of Employment Agreement ($)	Change in Control Without Termination ($)	Termination by the Company for Cause/Termination by Mr. Marcus other than for Good Reason ($)
Cash Severance Payment	4,530,000	4,530,000	3,020,000	—	—
Earned Bonus	755,000	755,000	755,000	—	755,000
Acceleration of Equity Awards(1)	6,050,268	6,050,268	6,050,268	6,050,268	—
Three years of Continued Participation in Welfare & Pension Benefit Plans	119,058	119,058	119,058	—	—
Accrued Vacation	101,923	101,923	101,923	—	101,923
Outplacement Services	25,000	—	25,000	—	—
Excise Tax and Gross-Up	—	—	—	—	—

Total	11,581,249	11,556,249	10,071,249	6,050,268	856,923

(1)
Represents the value of unvested restricted stock awards based on the closing market price of the Company's Common Stock of $64.29 per share on December 31, 2009 that would vest on an accelerated basis upon the occurrence of certain events. As of December 31, 2009, Mr. Marcus held no unvested stock options.

Mr. Shigenaga

        The Company entered into an amended and restated executive employment agreement with Mr. Shigenaga on March 1, 2010. The agreement provides that if Mr. Shigenaga's employment is terminated for any reason (including termination by the Company for Cause (as defined in the agreement) or resignation by Mr. Shigenaga), he will be entitled to receive all accrued and unused vacation and unpaid base salary earned through his last day of employment. If the Company terminates the agreement upon Mr. Shigenaga's death or Disability (as defined in the agreement), the Company shall provide Mr. Shigenaga with the following benefits in addition to the payments described in the preceding sentence: (i) a severance payment equal to one year of base salary and (ii) accelerated vesting of any unvested equity awards previously granted to Mr. Shigenaga. If the Company is the party providing for non-renewal of the agreement prior to a Change of Control, then the Company shall also accelerate the vesting of any equity awards previously granted to Mr. Shigenaga such that the shares that would have vested in the one year period following his last day of employment had he not been terminated, shall be deemed vested as of his last day of employment.

        If the Company terminates Mr. Shigenaga's employment without Cause during the term of the agreement or Mr. Shigenaga's employment terminates due to non-renewal of the agreement by the Company on or following a Change in Control, Mr. Shigenaga shall receive the following severance benefits: (i) a severance payment equal to one year of base salary; (ii) accelerated vesting of any unvested equity awards previously granted to Mr. Shigenaga; (iii) a bonus for the year in which the termination occurs equal to the bonus that Mr. Shigenaga earned for the previous year (provided that, if termination occurs on or after a Change in Control, the bonus shall in no event be lower than the highest actual bonus amount received by Mr. Shigenaga for the two calendar years preceding the calendar year in which the Change in Control occurs); (iv) a fully vested grant of the pro rata amount of: (a) any annual performance-based grants of restricted stock that may have already then been determined by the Compensation Committee for the Company's fiscal year prior to the fiscal year in which the termination occurs but which have not yet been made to Mr. Shigenaga upon termination; or (b) if such annual performance-based grants have not yet been determined for the Company's fiscal year prior to the fiscal year in which the termination occurs, the average of the amounts of any such grants that Mr. Shigenaga received during the preceding two fiscal years (or, if termination is on or after a Change in Control, the average shall be no lower than the average of the two annual grants received by Mr. Shigenaga for the two calendar years preceding the calendar year in which Change in Control occurs); and (v) coverage under the Company's health insurance plans for twelve months following termination, subject to certain conditions.

        If the Company terminates Mr. Shigenaga's employment without Cause or Mr. Shigenaga terminates his employment for Good Reason on, or within two years following, a Change in Control, Mr. Shigenaga shall receive the following severance benefits: (i) a severance payment equal to two years of base salary; (ii) accelerated vesting of any unvested equity awards previously granted to Mr. Shigenaga; (iii) a bonus for the year in which the termination occurs equal to two times the bonus amount that Mr. Shigenaga earned for the previous year (provided that, the bonus shall in no event be lower than two times the highest actual bonus amount received by Mr. Shigenaga for the two calendar years preceding the calendar year in which the Change in Control occurs); (iv) a fully vested grant of the pro rata amount of: (a) any annual performance-based grants of restricted stock that may have already then been determined by the Compensation Committee for the Company's fiscal year prior to the fiscal year in which the termination occurs but which have not yet been made to Mr. Shigenaga upon termination; or (b) if such annual performance-based grants have not yet been determined for the Company's fiscal year prior to the fiscal year in which the termination occurs, the average of the amounts of any such grants that Mr. Shigenaga received during the preceding two fiscal years (provided that, the average shall be no lower than the average of the two annual grants received by Mr. Shigenaga for the two calendar years preceding the calendar year in which Change in Control occurs); and (v) coverage under the Company's health insurance plans for twelve months following termination, subject to certain conditions.

        The table below reflects the amount of compensation and benefits payable to Mr. Shigenaga under his employment agreement and pursuant to the 1997 Incentive Plan in the event of: (i) termination by the Company without Cause on, or within two years following, a Change in Control/termination by Mr. Shigenaga for Good Reason on, or within two years following, a Change in Control; (ii) termination by the Company without Cause during the term of the agreement/termination due to non-renewal of the agreement by the Company on or following a Change in Control; (iii) termination due to non-renewal of the agreement by the Company prior to a Change in Control; (iv) termination upon death or disability; (v) Change in Control without termination; and (vi) termination by the Company for Cause/termination by Mr. Shigenaga other than for Good Reason on, or within two years following, a Change in Control. The amounts shown in the table below assume that the termination was effective as of December 31, 2009. The table does not include the pension benefits or nonqualified deferred compensation that would be paid to Mr. Shigenaga, which are set forth in the "Pension Benefits Table" and "2009 Nonqualified Deferred Compensation Table" above. In addition, the table does not include the value of vested restricted stock and vested but unexercised stock options as of December 31, 2009. Because the payments to be made to Mr. Shigenaga depend on several factors, the actual amounts to be paid out upon Mr. Shigenaga's termination of employment can only be determined at the time of his separation from the Company.

Compensation/Benefit	Termination by the Company Without Cause on, or Within Two Years Following, a Change in Control/ Termination by Mr. Shigenaga for Good Reason on, or Within Two Years Following, a Change in Control ($)	Termination by the Company Without Cause During the Term of the Agreement/ Termination due to Non-Renewal of the Agreement by the Company on or Following a Change in Control ($)	Termination due to Non-Renewal of the Agreement by the Company Prior to a Change in Control	Termination Upon Death or Disability ($)	Change in Control Without Termination ($)	Termination by the Company for Cause/ Termination by Mr. Shigenaga other than for Good Reason on, or Within Two Years Following, a Change in Control ($)
Cash Severance Payment	1,660,000	595,000	830,000	305,000	—	—
Acceleration of Equity Awards(1)	1,812,528	1,812,528	1,812,528	1,812,528	1,812,528	—
One year of Continued Health Benefits	28,676	28,676	28,676	—	—	—
Accrued Vacation	31,521	31,521	31,521	31,521	—	31,521
Excise Tax and Gross Up	—	—	—	—	—	—

Total	3,532,725	2,467,725	2,702,725	2,149,049	1,812,528	31,521

(1)
Represents the value of unvested restricted stock awards based on the closing market price of the Company's Common Stock of $64.29 per share on December 31, 2009, that would vest on an accelerated basis upon the occurrence of certain events. As of December 31, 2009, Mr. Shigenaga held no unvested stock options.

Mr. Richardson

        Mr. Richardson resigned as the Company's President in February 2009, and his employment agreement was terminated as of his resignation. However, the following discussion is included because Mr. Richardson is deemed to be a Named Executive Officer for the purposes of this proxy statement in accordance with the regulations of the Securities and Exchange Commission. Mr. Richardson's employment agreement provided that if his employment was terminated for any reason (including by the Company for Cause or by Mr. Richardson without Good Reason, as such terms are defined in the agreement), he would be entitled to receive the following: (i) any accrued and unused vacation; (ii) any earned and unpaid base salary; and (iii) any earned and unpaid bonus. As of the date of his resignation, Mr. Richardson did not have any accrued and unused vacation and was paid all of his earned base salary and bonus. This information is included in the "Summary Compensation Table."

Director Compensation

2009 DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	All Other Compensation ($)	Total ($)
Joel S. Marcus(2)	—	—	—	—
James H. Richardson(3)	—	—	95,313	95,313
Richard B. Jennings	179,000	99,323	—	278,323
John L. Atkins, III	106,000	99,323	—	205,323
Richard H. Klein	138,277	99,323	—	237,600
Martin A. Simonetti	118,000	99,323	—	217,323
Alan G. Walton	123,000	99,323	—	222,323

(1)
The dollar value of restricted stock awards set forth in this column is equal to the aggregate grant date fair value computed in accordance with FASB ASC 718. As of December 31, 2009, Messrs. Jennings, Atkins, Klein, Simonetti, and Walton held 1,658; 4,658; 4,658; 4,658; and 4,658 aggregate shares of restricted stock, respectively. In addition, as of December 31, 2009, Messrs. Jennings, Atkins, Klein, Simonetti, and Walton held 0; 0; 0; 0; 0; and 0 option awards, respectively, and 18,100; 0; 0; 0; and 0 units of the Company's Deferred Compensation Plan for Directors, respectively.

(2)
Joel S. Marcus, the Company's Chief Executive Officer was an employee of the Company in 2009 and thus received no compensation for his services as director. The compensation received by Mr. Marcus as a Named Executive Officer of the Company is shown in the "Summary of Compensation Table" under "—Executive Compensation Tables and Discussion" above.

(3)
James H. Richardson, the Company's President through February 11, 2009 and Senior Management Consultant did not receive compensation for his services as director. All Other Compensation for Mr. Richardson represents $95,313 in fees for consulting services provided to the Company in 2009.

        In 2009, the Company paid each of its non-employee director's annual compensation of $100,000 for services to the Company. Directors who chaired committees received the following additional annual fees: Lead Director, $35,000; Audit Committee Chairperson, $30,000; Compensation Committee Chairperson, $20,000; and Nominating & Governance Committee Chairperson, $15,000. In addition, the non-chairperson members of the following committees received the following additional annual fees: Audit Committee non-chairperson member, $12,000; Compensation Committee non-chairperson member, $8,000; and Nominating & Governance Committee non-chairperson member, $6,000.

        Non-employee directors are also eligible to receive awards of restricted stock under the 1997 Incentive Plan equal to a fixed dollar amount of $100,000 based on the Company's closing stock price as of the date of grant as compensation for their services as directors. These restricted stock awards generally will vest over a period of 3 years. Employees of the Company who are also directors do not receive any fees or stock awards for their services as directors.

        The Company's Deferred Compensation Plan for Directors (the "Directors DC Plan") established in December 2001 permits non-employee directors to elect to defer receipt of their annual compensation, meeting fees and restricted stock awards.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table provides information regarding the beneficial ownership of Common Stock as of April 14, 2010 by (1) each of the Company's directors, (2) each of the Named Executive Officers, (3) all directors and Named Executive Officers as a group and (4) each person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock. This table is based on information provided to the Company or filed with the Securities and Exchange Commission by the Company's directors, Named Executive Officers and principal stockholders. Except as otherwise indicated, the Company believes, based on such information, that the beneficial owners of the Common Stock listed below have sole investment and voting power with respect to such shares, subject to community property laws where applicable.

	Number of Shares Beneficially Owned(1)
Name and Address of Beneficial Owner(2)	Number	Percent
Joel S. Marcus(3)	345,352	*
Dean A. Shigenaga	52,099	*
Richard B. Jennings	8,033	*
John L. Atkins, III	8,232	*
Richard H. Klein	4,232	*
James H. Richardson(4)	220,000	*
Martin A. Simonetti	8,432	*
Alan G. Walton	5,748	*
Named Executive Officers and directors as a group (eight persons)(5)	652,128	1.47%
The Vanguard Group, Inc.(6)	3,973,831	8.97%
BlackRock, Inc.(7)	3,802,159	8.58%
Davis Selected Advisers, L.P.(8)	3,175,364	7.17%
Capital World Investors(9)	2,813,902	6.35%
FMR LLC(10)	2,740,693	6.19%
Stichting Pensioenfonds ABP(11)	2,403,933	5.43%
ING Clarion Real Estate Securities, LLC(12)	2,362,461	5.33%

*
less than 1%.

(1)
Beneficial ownership of shares is determined in accordance with the rules of the Securities and Exchange Commission and generally includes any shares over which a person exercises sole or shared voting or investment power, or of which a person has the right to acquire ownership within 60 days after April 14, 2010. Percentage ownership is based on 44,297,646 shares of Common Stock outstanding on April 14, 2010.

(2)
Unless otherwise indicated, the business address of each beneficial owner is c/o Alexandria Real Estate Equities, Inc., 385 E. Colorado Boulevard, Suite 299, Pasadena, California 91101.

(3)
Includes 46,324 shares held by the Joel and Barbara Marcus Family Trust, of which Mr. Marcus is the trustee.

(4)
Includes 30,000 shares subject to currently exercisable stock options.

(5)
See notes (1) through (4) above.

(6)
Derived solely from information contained in a Schedule 13G/A filed with the Securities and Exchange Commission on February 4, 2010 by the Vanguard Group, Inc. Address: 100 Vanguard Boulevard, Malvern, Pennsylvania, 19355. According to the Schedule 13G/A, The Vanguard Group, Inc. has sole voting power and sole dispositive power with respect to 27,178 and 3,946,653 shares, respectively.

(7)
Derived solely from information contained in a Schedule 13G filed with the Securities and Exchange Commission on January 19, 2010 by the BlackRock, Inc. Address: 40 East 52nd Street, New York, New York, 10022. According to the Schedule 13G, BlackRock, Inc. has sole voting power and sole dispositive power with respect to all 3,803,159 shares.

(8)
Derived solely from information contained in a Schedule 13G/A filed with the Securities and Exchange Commission on February 12, 2010 by Davis Selected Advisers, L.P. Address: 2949 East Elvira Road, Suite 101, Tucson, Arizona, 85756. According to the Schedule 13G/A, Davis Selected Advisers, L.P. has sole voting power and sole dispositive power with respect to 269,213 and 3,175,364 shares, respectively.

(9)
Derived solely from information contained in a Schedule 13G filed with the Securities and Exchange Commission on February 11, 2010 by Capital World Investors. Address: 333 South Hope Street, Los Angeles, California, 90071. According to the Schedule 13G, accounts under the discretionary investment management of Capital World Investors have sole voting power and sole dispositive power with respect to 143,300 and 2,813,902 shares, respectively.

(10)
Derived solely from information contained in a Schedule 13G/A filed with the Securities and Exchange Commission on February 16, 2010 by FMR LLC. Address: 82 Devonshire Street, Boston, Massachusetts, 02109. According to the Schedule 13G/A, FMR LLC has sole voting power and sole dispositive power with respect to 262,390 and 2,740,693 shares, respectively.

(11)
Derived solely from information contained in a Schedule 13G filed with the Securities and Exchange Commission on February 16, 2010 by Stichting Pensioenfonds ABP. Address: Oude Lindestraat 70, Postbus 2889, 6401 DL Heerlen, The Kingdom of the Netherlands. According to the Schedule 13G, Stichting Pensioenfonds ABP has sole voting power and sole dispositive power with respect to all 2,403,933 shares.

(12)
Derived solely from information contained in a Schedule 13G filed with the Securities and Exchange Commission on February 12, 2009 by ING Clarion Real Estate Securities, LLC. Address: 201 King of Prussia Rd, Suite 600, Radnor, Pennsylvania, 19087. According to the Schedule 13G, ING Clarion Real Estate Securities, LLC has sole voting power and sole dispositive power with respect to 1,123,320 and 2,362,461 shares, respectively.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and officers and beneficial owners of more than 10% of any class of equity securities of the Company to file reports of their ownership of, and changes in that ownership, with the Securities and Exchange Commission, the New York Stock Exchange and the Company. Based solely on the Company's review of copies of such forms received by it and written representations from certain reporting persons, the Company believes that all such Securities and Exchange Commission filing requirements were timely met.

 PROPOSAL NUMBER TWO—APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE
AMENDED AND RESTATED 1997 STOCK AWARD AND INCENTIVE PLAN

        The Company believes that an equity compensation program is a necessary and powerful incentive and retention tool that benefits all of the Company's stockholders. On April 9, 2010, the Board of Directors approved amendments to the 1997 Incentive Plan which was last approved by the Company's stockholders on May 22, 2008, and the incorporation of such amendments into the 1997 Incentive Plan, as proposed to be amended and restated (the "Amended 1997 Incentive Plan"), subject to approval by the Company's stockholders. The key amendments as incorporated in this amendment and restatement are:

  •
  to increase the aggregate number of shares of Common Stock available for issuance under the Amended 1997 Incentive Plan to a total of 3,629,896 shares of Common Stock, which represents an increase of 3,000,000 shares;

  •
  to implement a fungible reserve so that, effective on or after January 1, 2010, the number of shares of Common Stock available for issuance under the Amended 1997 Incentive Plan is reduced by (a) one share for each share of Common Stock issued pursuant to a stock option or stock appreciation right; (b) two shares for each share of Common Stock issued pursuant to a restricted stock award, other stock-based award or award of stock in lieu of cash compensation;

  •
  to establish responsible share counting, so that shares subject to a stock option or stock appreciation right that are not delivered to a participant because (a) the award is exercised through a reduction of shares subject to the award (that is, "net exercised") or through the participant's tender to the Company of previously acquired shares, (b) the appreciation distribution on the award is paid in shares of stock, or (c) the Company retains those shares to cover the participant's tax withholding obligation, will not again become available for issuance under the Amended 1997 Incentive Plan;

  •
  to increase the Company's flexibility to design equity and cash incentives that can satisfy the requirements for "performance-based compensation" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended, (the "Code"), consistent with market expectations on pay for performance and tax deductibility of compensation. Toward that end, the Amended 1997 Incentive Plan establishes additional performance criteria upon which are based the performance objectives of other stock-based awards and other cash-based awards; and

  •
  to extend the term of the 1997 Incentive Plan until May 2020.

        To achieve these objectives, in this Proposal Number Two, the Board of Directors asks the Company's stockholders to approve the Amended 1997 Incentive Plan. If the stockholders approve the Amended 1997 Incentive Plan, it will become effective upon such approval.

        The Board of Directors believes that the availability of awards under the 1997 Incentive Plan enhances the Company's ability to attract, retain and motivate the directors, officers and other employees necessary for the Company's growth and success. As a result of prior grants of stock options and restricted stock awards under the 1997 Incentive Plan, the number of shares of Common Stock remaining available for future grants has been reduced to 576,426 shares as of March 31, 2010. The Board of Directors believes that increasing the number of shares of Common Stock available will help the Company achieve its goals by keeping its incentive compensation program competitive with those of comparable companies. The Board of Directors believes that implementing a fungible share reserve and responsible share counting provisions maximizes the Company's flexibility to choose the appropriate mix of equity awards from year to year.

        Section 162(m) of the Code denies a deduction to any publicly held corporation for certain compensation paid to "covered employees" in a taxable year to the extent that compensation to a covered employee exceeds $1 million. However, some kinds of compensation, including qualified "performance-based compensation," are not subject to this deduction limitation. For the grant of awards under a plan to qualify as "performance-based compensation" under Section 162(m), among other things, the plan must provide a per-person limit on the number of shares subject to stock options, stock appreciation rights and performance-based stock awards, and on the amount of cash that may be subject to performance-based cash awards, granted to any employee under the plan in any year. In addition, certain awards may qualify as "performance-based compensation" only if the awards are granted, vest or are settled based upon performance goals that are consistent with one or more pre-established criteria enumerated under the plan. Accordingly, the Amended 1997 Incentive Plan establishes (i) an annual limitation on the number of shares subject to stock options, stock appreciation rights, stock and other stock-based awards granted to any individual during any calendar year of 500,000 shares, (ii) an annual per-person limit of 500,000 shares and $5,000,000 on the maximum number of shares and the maximum amount of cash that that may be subject to other stock-based awards and other cash-based awards, respectively, intended to qualify as performance-based compensation under Section 162(m) of the Code, and (iii) certain performance criteria upon which the performance objectives of other stock-based awards and other cash-based awards may be based. If this Proposal Number Two is approved by the Company's stockholders, the Company would be required to seek stockholder reapproval of such limitations and criteria at the first meeting of the Company's stockholders that occurs in 2015.

        The following summary description of the proposed Amended 1997 Incentive Plan is qualified in its entirety by reference to the full text of the Amended 1997 Incentive Plan that is attached to this proxy statement as Appendix I, including all changes that this proposal would effect if approved by the stockholders at the annual meeting.

        The stockholders are requested in this Proposal Number Two to approve the Amended 1997 Incentive Plan. The affirmative vote of a majority of the votes cast on the proposal is required for approval of the Amended 1997 Incentive Plan, provided that the total vote cast on the proposal represents over 50% in interest of all securities entitled to vote on the proposal. For purposes of the vote on the Amended 1997 Incentive Plan, abstentions will have the same effect as votes against the proposal and broker non-votes will have the same effect as votes against the proposal, unless holders of more than 50% in interest of all securities entitled to vote on the proposal cast votes, in which event broker non-votes will not have any effect on the result of the vote. Both abstentions and broker non-votes will be considered present for the purpose of determining the presence of a quorum.

        The Board of Directors unanimously recommends a vote FOR Proposal Number Two.

        The essential features of the proposed Amended 1997 Incentive Plan are outlined below.

        General.    The Amended 1997 Incentive Plan provides for the grant of nonstatutory stock options, stock appreciation rights, restricted stock awards, and other stock-based or cash-based awards (collectively, "awards"). Nonstatutory stock options granted under the Amended 1997 Incentive Plan are not intended to qualify as "incentive stock options" within the meaning of Section 422 of the Code.

        Administration.    The Amended 1997 Incentive Plan is administered by the Compensation Committee (for purposes of this proposal, the "Committee"). Subject to the terms of the Amended 1997 Incentive Plan, the Committee has the power to construe and interpret the Amended 1997 Incentive Plan, determine the persons to whom and the dates on which awards will be granted, the number of shares of Common Stock to be subject to each award, and other terms and conditions with respect to each award. The Amended 1997 Incentive Plan provides that the Committee has the authority to accelerate the exercisability or vesting of any awards in its discretion, but only in the event of a participant's death, Disability or Retirement or upon a Change of Control (as such terms are defined in the Amended 1997 Incentive Plan). The Committee may delegate administrative duties to its members or agents, except that any award granted to a non-employee director will be granted by the Committee, without any such delegation.

        Share Reserve and Adjustments.    If the Amended 1997 Incentive Plan is approved by the stockholders, a total of 3,629,896 shares of the Company's Common Stock, plus any shares subject to outstanding Awards granted before January 1, 2010 that expire or terminate for any reason prior to the exercise or settlement or are forfeited because of a failure to meet a contingency or condition required to vest such shares, will be authorized for the grant of awards under the Amended 1997 Incentive Plan on or after January 1, 2010. The Company calls this number the "Share Reserve." The number of shares available for issuance under the Amended 1997 Incentive Plan is reduced by (i) one share for each share of Common Stock issued on or after January 1, 2010 pursuant to a stock option or stock appreciation right with a strike price of at least 100% of the fair market value of the underlying Common Stock on the date of grant, and (ii) two shares for each share of Common Stock issued on or after January 1, 2010 pursuant to restricted stock, other stock-based award, or award of stock in lieu of cash compensation. The Share Reserve does not limit the number of awards granted under the Amended 1997 Incentive Plan so long as the number of shares of Common Stock issued under awards made under the Amended 1997 Incentive Plan does not exceed the Share Reserve.

        If, under the Amended 1997 Incentive Plan, the Company issues Common Stock pursuant to an award and the Common Stock is later forfeited, then the forfeited shares will again become available for issuance under the Amended 1997 Incentive Plan. However, in the case of forfeiture, cancellation, exchange or surrender of shares of restricted stock with respect to which dividends have been paid or accrued, the number of shares with respect to such awards will not be available again for awards under the Amended 1997 Incentive Plan unless, in the case of shares with respect to which dividends were accrued but unpaid, such dividends are also forfeited, cancelled, exchanged, or surrendered. Upon the exercise of any award granted in tandem with any other award, the related award will be cancelled to the extent of the number of shares of Common Stock as to which the award is exercised and such number of shares will no longer be available for awards under the Amended 1997 Incentive Plan. Shares may be issued in connection with a merger or acquisition as permitted by the rules of the applicable securities exchange, and such issuance will not reduce the number of shares available for issuance under the Amended 1997 Incentive Plan.

        To the extent that a forfeited share counted as two shares against the number of shares available under the Amended 1997 Incentive Plan or there are any shares underlying awards which were outstanding as of December 31, 2009 that subsequently expire or terminate for any reason prior to exercise or settlement or are forfeited, reacquired, withheld to satisfy a tax withholding obligation in connection with an award other than a stock option or stock appreciation right (the "Returning Shares"), then the number of shares of Common Stock available for issuance under the Amended 1997 Incentive Plan will increase by two shares for each such forfeited or Returning Share. Any shares reacquired pursuant to the Company's withholding obligations in connection with restricted stock, or other stock-based award shall again become available for issuance under the Amended 1997 Incentive Plan and will increase the Share Reserve by two shares. However, any shares reacquired pursuant to the Company's withholding obligations in connection with a stock option or stock appreciation right or as consideration for the exercise of a stock option or stock appreciation right, will not become available for issuance under the Amended 1997 Incentive Plan. In addition, if the exercise price of any award is satisfied by the tender of shares of Common Stock to the Company (whether by actual delivery or tender of previously acquired shares), the tendered shares will not become available for issuance under the Amended 1997 Incentive Plan.

        As of March 31, 2010, a total of 576,426 shares of Common Stock remained available for grant under the 1997 Incentive Plan. In addition, as of such date, stock options granted under the 1997 Incentive Plan covering an aggregate of 107,450 shares were outstanding and awards other than stock options granted under the 1997 Incentive Plan covering an aggregate of 451,412 shares were outstanding. The weighted average exercise price of all stock options outstanding as of March 31, 2010 was approximately $43.96 and the weighted average remaining term of such stock options was approximately 1.87 years. During the year ended December 31, 2009, the Company did not grant any stock options under the 1997 Incentive Plan. As of March 31, 2010, a total of 44,297,646 shares of the Company's Common Stock were outstanding and the closing price of the Common Stock was $67.60 per share.

        The Amended 1997 Incentive Plan provides that no more than 500,000 shares may be awarded to a single individual in a single calendar year pursuant to options, stock appreciation rights, or other stock-based awards whose value is determined by reference to an increase over an exercise or strike price of at least 100% of the fair market value on the date the award is granted. No individual who is considered a

"covered employee" under Section 162(m) of the Code may receive other stock-based or cash-based awards intended to qualify as "performance-based compensation" under Section 162(m) of the Code under the 1997 Incentive Plan in excess of 500,000 shares or $5,000,000, respectively, in a single calendar year.

        Under the Amended 1997 Incentive Plan, in the event of certain changes to the Company's capitalization (as described below), the Committee will appropriately and proportionately adjust, in its discretion: (i) the class(es) and maximum number of securities subject to the Amended 1997 Incentive Plan, (ii) the class(es) and maximum number of securities that may be awarded to any person pursuant to Section 162(m) limits, (iii) the class(es) and maximum number of securities issued or issuable in respect of outstanding awards and (iv) the exercise price, grant price, or purchase price relating to any award.

        The Committee shall make such adjustments upon any change that is made in, or other events that occur with respect to, the shares subject to the Amended 1997 Incentive Plan or subject to any award without the receipt of consideration by the Company, through stock dividend, dividend in property other than cash, liquidating dividend, recapitalization, reincorporation, stock split, reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, change in corporate structure or other similar equity restructuring transaction, as that term is used in FASB ASC 718.

        Prohibition of Option and Stock Appreciation Right Repricing or Cancellation and Re-Grant of Awards.    Under the Amended 1997 Incentive Plan, neither the Board of Directors nor the Committee has the authority to take any of the following actions, unless the stockholders of the Company have approved such an action within twelve months prior to such an event: (i) the reduction of the exercise price of any outstanding stock option or stock appreciation right under the Amended 1997 Incentive Plan; (ii) the cancellation of any outstanding stock option or stock appreciation right under the Amended 1997 Incentive Plan and the grant in substitution therefor of (1) a new stock option or stock appreciation right under the Amended 1997 Incentive Plan or another equity plan of the Company, (2) restricted stock (including a stock bonus), (3) an other stock-based or cash-based award under the Amended 1997 Incentive Plan, (4) cash and/or (5) other valuable consideration; or (iii) any other action that is treated as a repricing under generally accepted accounting principles.

        Eligibility.    All of the Company's employees, directors and independent contractors, as well as those of the Company's subsidiaries and affiliates, are eligible to receive all types of awards under the Amended 1997 Incentive Plan.

        As of March 31, 2010, the Company had approximately 154 employees, including two executive officers, and fifteen independent contractors, all of whom would be eligible to receive awards under the Amended 1997 Incentive Plan. In addition, the Company's five non-employee directors would be eligible to receive grants under the Amended 1997 Incentive Plan.

        Nonstatutory Stock Options.    Stock options may be granted under the Amended 1997 Incentive Plan pursuant to stock option agreements. The only type of stock options that may be granted under the Amended 1997 Incentive Plan are nonstatutory stock options.

        Under the Amended 1997 Incentive Plan, the exercise price of stock options may not be less than 100% of the fair market value of the Common Stock on the date of grant. The exercise price of stock options granted under the Amended 1997 Incentive Plan may be paid in cash, check, bank draft or money order made payable to the Company or, subject to the approval of the Committee, by payment pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board, Common Stock previously owned by the participant, a net exercise feature, or other legal consideration approved by the Committee.

        Stock options granted under the Amended 1997 Incentive Plan may become exercisable in cumulative increments, or "vest," as determined by the Committee. Vesting typically will occur during the participant's continued service with the Company, its subsidiaries or affiliates, whether such service is performed in the capacity of an employee, independent contractor or director and regardless of any change in the capacity in which service is performed.

        The maximum term of stock options granted under the Amended 1997 Incentive Plan is 10 years. Unless otherwise provided in a stock option agreement, a stock option granted under the Amended 1997 Incentive Plan may not be exercised unless the participant is providing service to the Company, its subsidiaries or affiliates.

        Stock options granted under the Amended 1997 Incentive Plan may be subject to other conditions determined by the Committee, including restrictions on transferability of the shares acquired upon exercise of the stock options.

        Stock Appreciation Rights.    Upon exercise of a stock appreciation right, a participant will be entitled to receive an amount equal to the excess of (i) the aggregate fair market value of the Common Stock on the date of exercise, over (ii) the grant price determined by the Committee on the date of grant (which will not be less than the fair market value of the Common Stock on the date of grant). The maximum term of stock appreciation rights granted under the Amended 1997 Incentive Plan is 10 years.

        A stock appreciation right granted in tandem with a stock option may be granted at the time of grant of the related stock option and will be exercisable only to the extent the underlying stock option is exercisable.

        Restricted Stock Awards.    Restricted stock awards may be granted under the Amended 1997 Incentive Plan pursuant to restricted stock award agreements. Under the Amended 1997 Incentive Plan, a restricted stock award may be granted in consideration for cash, check, bank draft, or money order payable to us, the recipient's services performed for the Company or an affiliate of the Company, or any other form of legal consideration acceptable to the Committee. Shares of stock acquired under a restricted stock award may, but need not be, subject to forfeiture, restrictions on transferability and other restrictions in accordance with a vesting schedule as determined by the Committee. Such restrictions may include factors relating to the increase in the value of the Common Stock or to individual or Company performance, such as the attainment of certain specified individual or Company-wide performance goals or earnings per share. However, any restrictions which may lapse on the basis of a participant's service with the Company or its subsidiaries or affiliates will not lapse any more rapidly than annually pro rata over a three-year period, and any restrictions which may lapse on the basis of factors such as an increase in the value of the Common Stock or individual or Company performance will not lapse any earlier than one year following the date of grant of the restricted stock award, except that (i) up to 10% of the shares reserved for issuance under the Amended 1997 Incentive Plan may be subject to restricted stock awards, other stock and stock-based awards ("full value awards") which do not meet the preceding limitations and (ii) the lapsing of any restrictions may be accelerated in the event of a participant's death, Disability or Retirement or upon a Change of Control (as such terms are defined in the Amended 1997 Incentive Plan). Except to the extent restricted under the restricted stock award agreement, a participant who is granted a restricted stock award will have all of the rights of a stockholder, including the right to vote the shares and the right to receive dividends. Except as otherwise provided in the applicable restricted stock award agreement, restricted stock awards that have not vested will be forfeited upon the participant's termination of service with the Company or its subsidiaries or affiliates.

        Stock Awards in Lieu of Cash Awards.    The Committee is authorized to grant Common Stock under the Amended 1997 Incentive Plan to participants as a bonus, or to grant other awards in lieu of Company commitments to pay cash under other plans or compensatory arrangements, as determined by the Committee. The Committee has the discretion to determine the terms of any such awards. However, any such award which vests on the basis of a participant's service with the Company or its subsidiaries or affiliates will not vest any more rapidly than annually pro rata over a three-year period, and any such award which vests on the basis of performance will provide for a performance period of at least one year; except that (i) up to 10% of the shares reserved for issuance under the Amended 1997 Incentive Plan may be subject to full value awards which do not meet the preceding limitations, (ii) any such award that is granted in lieu of compensation that has been earned by the participant and that is otherwise payable in cash will not be subject to the preceding limitations and (iii) vesting may be accelerated in the event of a participant's death, Disability or Retirement or upon a Change of Control (as such terms are defined in the Amended 1997 Incentive Plan).

        Other Stock-Based or Cash-Based Awards.    The Committee is authorized to grant other stock-based or cash-based awards under the Amended 1997 Incentive Plan. Such awards may be granted with value and payment contingent upon the Company's performance or any other factors designated by the Committee, or valued by reference to the performance of specified subsidiaries or affiliates of the Company. However, any other stock-based award which vests on the basis of participant's service with the Company or its subsidiaries or affiliates will not vest any more rapidly than annually pro rata over a three-year period, and any other stock-based award which vests on the basis of performance will provide for a performance period of at least one year, except that (i) up to 10% of the shares reserved for issuance under the Amended 1997 Incentive Plan may be subject to full value awards which do not meet the preceding limitations and (ii) vesting may be accelerated in the event of a participant's death, Disability or Retirement or upon a Change of Control (as such terms are defined in the Amended 1997 Incentive Plan).

        The Committee will determine the terms and conditions of such awards at the time of grant or thereafter, provided that with respect to any such awards that are intended to qualify as "performance-based compensation" under Section 162(m) of the Code, the Committee will set a period of time (a "performance period") over which the attainment of one or more goals (the "performance objectives") will be measured for the purpose of determining whether the participant has a vested right in or to such award. With respect to such awards, (i) any performance objectives for a particular calendar year will be established by the Committee in accordance with Section 162(m) of the Code (typically before the 90th day of a performance period or the date on which twenty-five percent of the performance period has elapsed), and (ii) the Committee will establish the performance objectives to be used, which will be based on one or more of the criteria ("performance criteria") enumerated in the Amended 1997 Incentive Plan and described below.

        Performance objectives under the Amended 1997 Incentive Plan will be determined by the Committee, based on any one or more of the following performance criteria: (i) earnings (including earnings per share and net earnings); (ii) earnings before interest, taxes and depreciation; (iii) earnings before interest, taxes, depreciation and amortization; (iv) total stockholder return; (v) return on equity or average stockholders' equity; (vi) return on assets, investment, or capital employed; (vii) stock price; (viii) margin (including gross margin); (ix) income (before or after taxes); (x) operating income; (xi) operating income after taxes; (xii) operating cash flow; (xiii) sales or revenue targets; (xiv) increases in revenue or product revenue; (xv) expenses and cost reduction goals; (xvi) economic value added (or an equivalent metric); (xvii) market share; (xviii) cash flow; (xix) cash flow per share; (xx) share price performance; (xxi) debt reduction; (xxii) customer satisfaction; (xxiii) stockholders' equity; (xxiv) capital expenditures; (xxv) debt levels; (xxvi) operating profit or net operating profit; (xxvii) workforce diversity; (xxviii) growth of net income, operating income or net earnings; (xxix) increase in funds from operations ("FFO"); (xxx) increase in FFO per share; or (xxxi) the Company's published ranking against its peer group of office real estate investment trusts based on total stockholder return, increase in FFO per share and/or FFO current and forward multiples.

        Performance objectives may be established on a Company-wide basis or with respect to one or more business units, divisions, affiliates, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. At the time of the grant of any award, the Committee is authorized to determine whether, when calculating the attainment of performance objectives for a certain performance period: (i) to exclude restructuring and/or other specific or objectively determinable nonrecurring charges; (ii) to exclude exchange rate effects, as applicable, for non-U.S. dollar denominated net sales and operating earnings; (iii) to exclude the effects of changes to generally accepted accounting principles required by the Financial Accounting Standards Board; (iv) to exclude the effects of any statutory adjustments to corporate tax rates; and (v) to exclude the effects of any "extraordinary items" as determined under generally accepted accounting principles. In addition, the Committee retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of performance objectives and to define the manner of calculating the performance criteria it selects to use for a performance period.

        If this Proposal Number Two is approved by the stockholders, compensation attributable to performance-based awards under the Amended 1997 Incentive Plan will qualify as performance-based compensation, provided that: (i) the award is granted by a compensation committee composed solely of "outside directors" under Section 162(m) of the Code; (ii) the award is granted (or exercisable or settled) only upon the achievement of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain, and (iii) the compensation committee certifies in writing prior to the granting (or exercisability or settlement) of the award that the performance goal has been satisfied.

        Effect of a Change of Control.    The following will occur in the event of a Change of Control (as defined in the Amended 1997 Incentive Plan), unless otherwise determined by the Committee or the Board of Directors in writing at any time on or after the date of grant of the applicable award (but prior to the Change of Control): (i) all stock options and stock appreciation rights shall become fully vested and exercisable; (ii) any restrictions and forfeiture conditions applicable to any other awards granted will lapse and such awards will be deemed fully vested, and any performance conditions imposed with respect to awards will be deemed to be fully achieved; and (iii) any surviving or acquiring corporation (or its parent company) may assume or continue any awards outstanding under the Amended 1997 Incentive Plan or may substitute similar awards (including an award to acquire the same consideration paid to the stockholders in the Change of Control) for those outstanding under the Amended 1997 Incentive Plan.

        The acceleration of vesting of an award under the Amended 1997 Incentive Plan in the event of a Change of Control may be viewed as an anti-takeover provision, which may have the effect of discouraging a proposal to acquire or otherwise obtain control of the Company.

        Transferability.    Awards are not transferable by participants, except by will or the laws of descent and distribution. However, the Committee may permit transfers, in its discretion, in a manner consistent with applicable securities laws.

        Duration, Amendment and Termination.    If the stockholders approve the Amended 1997 Incentive Plan, it will become effective upon such approval ("Effective Date"). The Board of Directors may suspend or terminate the Amended 1997 Incentive Plan without stockholder approval or ratification at any time. If this Proposal Number Two is approved by the Company's stockholders, the Amended 1997 Incentive Plan will terminate ten years after the Effective Date, unless terminated sooner by the Board of Directors. The Board of Directors may amend or modify the Amended 1997 Incentive Plan at any time. However, no amendment will be effective unless approved by the stockholders to the extent stockholder approval is necessary to satisfy applicable law or applicable stock exchange listing requirements. Except with respect to amendments regarding Section 409A of the Code, no amendment may adversely affect any participant's outstanding awards under the Amended 1997 Incentive Plan without the participant's consent.

Federal Income Tax Information

        The information set forth below is a summary only and does not purport to be complete. The information is based upon current federal income tax rules and therefore is subject to change when those rules change. Because the tax consequences to any recipient may depend on his or her particular situation, each recipient should consult the recipient's tax adviser regarding the federal, state, local, and other tax consequences of the grant or exercise of an award or the disposition of stock acquired as a result of an award. The Amended 1997 Incentive Plan is not qualified under the provisions of Section 401(a) of the Code and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974.

The Company's ability to realize the benefit of any tax deductions described below depends on the Company's generation of taxable income as well as the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of the Company's tax reporting obligations.

        Nonstatutory Stock Options.    Generally, there is no taxation upon the grant of a nonstatutory stock option if the stock option is granted with an exercise price equal to the fair market value of the underlying stock on the grant date. On exercise, an option holder will recognize ordinary income equal to the excess, if any, of the fair market value on the date of exercise of the stock option over the exercise price. If the option holder is employed by the Company or one of its subsidiaries or affiliates, that income will be subject to withholding taxes. The option holder's tax basis in those shares will be equal to their fair market value on the date of exercise of the stock option, and the option holder's capital gain holding period for those shares will begin on that date.

        Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, the Company will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the option holder.

        Stock Appreciation Rights.    Under the Amended 1997 Incentive Plan, stock appreciation rights may be granted separate from any other award or in tandem with other awards under the Amended 1997 Incentive Plan.

        Where the stock appreciation rights are granted with a strike price equal to the fair market value of the underlying stock on the grant date, the recipient will recognize ordinary income equal to the fair market value of the stock or cash received upon such exercise.

        Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation, the Company will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock appreciation right.

        Restricted Stock Awards.    Generally, the recipient of a restricted stock award will recognize ordinary income at the time the stock is received equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. If, however, the stock is not vested when it is received (for example, if the employee is required to work for a period of time in order to have the right to sell the stock), the recipient generally will not recognize income until the stock becomes vested, at which time the recipient will recognize ordinary income equal to the excess, if any, of the fair market value of the stock on the date it becomes vested over any amount paid by the recipient in exchange for the stock. A recipient may, however, file an election with the Internal Revenue Service, within 30 days following his or her receipt of the stock award, to recognize ordinary income, as of the date the recipient receives the award, equal to the excess, if any, of the fair market value of the stock on the date the award is granted over any amount paid by the recipient for the stock.

        The recipient's basis for the determination of gain or loss upon the subsequent disposition of shares acquired from stock awards will be the amount paid for such shares plus any ordinary income recognized either when the stock is received or when the stock becomes vested.

        Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, the Company will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock award.

        Section 162 Limitations.    Compensation of persons who are "covered employees" of the Company is subject to the tax deduction limits of Section 162(m) of the Code. Awards that qualify as "performance-based compensation" are exempt from Section 162(m), thereby permitting the Company to claim the full federal tax deduction otherwise allowed for such compensation. The Amended 1997 Incentive Plan is intended to enable the Committee to make awards, including other cash-based awards, that will be exempt from the deduction limits of Section 162(m). Under Section 162(m), compensation attributable to stock options and stock appreciation rights will qualify as performance-based compensation if (i) such awards are approved by a compensation committee composed solely of "outside directors," (ii) the plan contains a per-employee limitation on the number of shares for which such awards may be granted during a specified period, (iii) the per-employee limitation is approved by the stockholders, and (iv) the exercise or strike price of the award is no less than the fair market value of the stock on the date of grant. Compensation attributable to restricted stock awards, stock, other stock-based awards and other cash-based awards will qualify as performance-based compensation, provided that (i) the award is approved by a compensation committee composed solely of "outside directors," (ii) the award is granted, becomes vested or is settled, as applicable, only upon the achievement of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain, (iii) a committee of outside directors certifies in writing prior to the granting (or vesting or settlement) of the award that the performance goal has been satisfied, and (iv) prior to the granting (or vesting or settlement) of the award, the stockholders have approved the material terms of the award (including the class of employees eligible for such award, the business criteria on which the performance goal is based, and the maximum amount, or formula used to calculate the maximum amount, payable upon attainment of the performance goal).

Equity Compensation Plan Information

        The following table provides certain information with respect to all of the Company's equity compensation plans in effect as of December 31, 2009.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity Compensation Plan Approved by Stockholders—1997 Incentive Plan	118,225	$43.55	629,896

New Plan Benefits

        We have not approved any awards that are conditioned on stockholder approval of the Amended 1997 Incentive Plan. The Company cannot currently determine the benefits or number of shares subject to awards that may be granted in the future to executive officers and employees under the Amended 1997 Incentive Plan. If the Amended 1997 Incentive Plan had been in existence in fiscal 2009, the Company expects that its award grants for fiscal 2009 would not have been substantially different from those actually made in that year under the 1997 Incentive Plan. On April 14, 2010, the closing price of the Company's common stock on NYSE was $71.85 per share.

Required Vote and Board of Directors Recommendation

        The affirmative vote of a majority of the votes cast on the proposal is required for approval of Proposal Number Two, provided that the total vote cast on the proposal represents over 50% in interest of all securities entitled to vote on the proposal. For purposes of the vote on the Amended 1997 Incentive Plan, abstentions will have the same effect as votes against the proposal and broker non-votes will have the same effect as votes against the proposal, unless holders of more than 50% in interest of all securities entitled to vote on the proposal cast votes, in which event broker non-votes will not have any effect on the result of the vote. Both abstentions and broker non-votes will be considered present for the purposes of determining the presence of a quorum.

        The Board of Directors believes that approval of Proposal Number Two is in the Company's best interests for the reasons stated above.

        The Board of Directors unanimously recommends a vote FOR Proposal Number Two.

 PROPOSAL NUMBER THREE—RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

        The Audit Committee has appointed Ernst & Young LLP, which has served as the Company's independent registered public accountants since 1994, to be the Company's independent registered public accountants for the year ending December 31, 2010. Ernst & Young LLP has advised the Company that it does not have any direct or indirect financial interest in the Company. Representatives of Ernst & Young LLP are expected to attend the annual meeting and will be given the opportunity to make a statement if they choose to do so. They will also be available to respond to appropriate questions.

        Before appointing Ernst & Young LLP, the Audit Committee carefully considered Ernst & Young LLP's qualifications, including the firm's performance as independent registered public accountants for the Company in prior years and its reputation for integrity and competence in the fields of accounting and auditing. The Audit Committee also considered whether Ernst & Young LLP's provision of non-audit services to the Company is compatible with that firm's independence from the Company.

        Stockholders will be asked at the annual meeting to consider and vote upon the ratification of the appointment of Ernst & Young LLP. If the stockholders ratify the appointment, the Audit Committee may still, in its discretion, appoint a different independent registered public accounting firm at any time during the year 2010 if it concludes that such a change would be in the best interests of the Company. If the stockholders fail to ratify the appointment, the Audit Committee will reconsider, but not necessarily rescind, the appointment of Ernst & Young LLP.

Fees Billed by Independent Registered Public Accountants

        The SEC requires disclosure of the fees billed by the Company's independent registered public accountants for certain services. All audit and non-audit services were pre-approved by the Audit Committee. The following table sets forth the aggregate fees billed by Ernst & Young LLP during the fiscal years ended December 31, 2009 and 2008:

	2009	2008
Fees Billed:
Audit Fees	$848,000	$971,000
Audit-Related Fees	—	—
Tax Fees	789,000	1,107,000
All Other Fees	3,000	2,775

Total	$1,640,000	$2,080,775

        Audit Fees include amounts billed to the Company related to the audit of the Company's consolidated financial statements, review of the Company's quarterly financial statements and other services provided in connection with statutory and regulatory filings.

        Tax Fees in 2009 represent tax return preparation and compliance services (including cost segregation studies). Tax Fees in 2008 include $867,000 related to tax return preparation and compliance services (including cost segregation studies) and $240,000 of other tax related services.

        All Other Fees include amounts billed to the Company related to the fees for Ernst & Young LLP's on-line technical research database tools.

Audit Committee Pre-Approval Policy

        The Audit Committee approves, prior to engagement, all audit and non-audit services provided by Ernst & Young LLP and all fees to be paid for such services. All services are considered and approved on an individual basis. In its pre-approval and review of non-audit services, the Audit Committee considers, among other factors, the possible effect of the performance of such services on the auditors' independence.

Required Vote and Board of Directors Recommendation

        The affirmative vote of a majority of the votes cast on the matter at the annual meeting will be required to ratify the appointment of Ernst & Young LLP as the Company's independent registered public accountants for the fiscal year ending December 31, 2010.

        The Board of Directors unanimously recommends a vote FOR Proposal Number Three.

 ANNUAL REPORT ON FORM 10-K AND FINANCIAL STATEMENTS AND
COMMITTEE AND CORPORATE GOVERNANCE MATERIALS OF THE COMPANY

        Copies of the Company's Annual Report filed with the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2009, including the Company's consolidated financial statements and schedules, will be mailed to interested stockholders, without charge, upon written request. Exhibits to the Form 10-K will be provided upon written request and payment to the Company for the cost of preparing and distributing those materials. Written requests should be sent to Alexandria Real Estate Equities, Inc., 385 East Colorado Boulevard, Suite 299, Pasadena, California 91101, Attention: Investor Relations. The current charters of the Board of Director's Audit, Compensation and Nominating & Governance Committees, along with the Company's Corporate Governance Guidelines and Business Integrity Policy and Procedures for Reporting Non-Compliance ("Business Integrity Policy"), are available on the Company's website at www.labspace.com.

IMPORTANT NOTICE REGARDING THE AVAILABILITY
OF PROXY MATERIALS FOR THE STOCKHOLDERS MEETING TO BE HELD ON
THURSDAY, MAY 27, 2010

        The Notice of Annual Meeting of Stockholders and the Proxy Statement, the Form of Proxy Card, the Company's 2009 Annual Report to Stockholders, and directions on how to attend the annual meeting and vote in person, are available at www.labspace.com/proxy.

 CORPORATE GOVERNANCE GUIDELINES AND CODE OF ETHICS

        The Company's Corporate Governance Guidelines, which include guidelines for determining director independence, director responsibilities, director access to management and independent advisors and director and executive officer stock ownership guidelines, are posted on the Company's website at www.labspace.com. As described above under "Board of Directors and Executive Officers—Director Independence," the Board of Directors has determined that the following five directors satisfy the New York Stock Exchange's independence requirements: Messrs. Jennings, Atkins, Klein, Simonetti and Walton.

        The Company has adopted a Business Integrity Policy that applies to all directors, officers and employees and that is intended, among other things, to comply with Section 406 of the Sarbanes-Oxley Act of 2002 and related Securities and Exchange Commission and New York Stock Exchange rules requiring a code of ethics for a company's directors, officers and employees. A copy of the Company's Business Integrity Policy is posted on the Company's website at www.labspace.com. The Company intends to report any amendments to, or waivers from, the policy that apply to its Chief Executive Officer and Chief Financial Officer by posting such information on its corporate website in accordance with applicable rules of the Securities and Exchange Commission and New York Stock Exchange.

 STOCKHOLDER PROPOSALS FOR THE COMPANY'S 2011 ANNUAL MEETING

        Stockholder proposals that are intended to be presented at the Company's 2011 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, must be received by the Secretary of the Company, in writing, no later than December 28, 2010 in order to be considered for inclusion in the Company's proxy materials for that annual meeting. Stockholder proposals and stockholder nominations for election to the Board of Directors must comply with the current advance notice and other requirements set forth in the Company's Bylaws to be eligible to be presented at an annual meeting. These requirements include, in part, the requirement that any such proposal or nomination must, with certain exceptions if the date of the annual meeting is advanced or delayed more than 30 days from that of the first anniversary of this year's annual meeting, be submitted to the Secretary of the Company at least 120 and not more than 150 days prior to the first anniversary of the date of this year's Proxy Statement (or between November 28, 2010 and 5:00 p.m., Pacific Time on December 28, 2010 based the date of this year's Proxy Statement of April 27, 2010).

COMMUNICATING WITH THE BOARD

        The Board of Directors has designated Richard B. Jennings, the Lead Director of the Board of Directors, as the contact person for communications between the Company's stockholders and other interested parties, on the one hand, and the Board of Directors or the independent directors as a group, on the other hand. Stockholders and other parties interested in communicating with the Board of Directors or with the independent directors of the Company may do so by writing to Richard B. Jennings, Alexandria Real Estate Equities, Inc., 385 East Colorado Boulevard, Suite 299, Pasadena, California 91101.

OTHER INFORMATION

        Proxy authorizations submitted via telephone or the Internet must be received by 11:59 p.m. (Eastern Time) on May 26, 2010. To authorize a proxy via telephone or the Internet, please read the instructions on the enclosed proxy card. Costs associated with electronic access, such as from access providers or telephone companies, will be borne by the stockholder.

OTHER MATTERS

        The Board of Directors does not know of any other matter that will be brought before the annual meeting. However, if any other matter properly comes before the annual meeting, or any adjournments or postponements thereof, which may properly be acted upon, the proxies solicited hereby will be voted on such matter in accordance with the discretion of the proxy holders named in the proxy cards.

By Order of the Board of Directors

Peter J. Nelson Secretary

Pasadena, California
April 27, 2010

APPENDIX I

ALEXANDRIA REAL ESTATE EQUITIES, INC.

AMENDED AND RESTATED
1997 STOCK AWARD AND INCENTIVE PLAN

i

ii

iii

ALEXANDRIA REAL ESTATE EQUITIES, INC.

AMENDED AND RESTATED
1997 STOCK AWARD AND INCENTIVE PLAN

AMENDMENT AND RESTATEMENT ADOPTED BY BOARD OF DIRECTORS: APRIL 9, 2010
AMENDMENT AND RESTATEMENT APPROVED BY STOCKHOLDERS: [                    ], 2010

1.     PURPOSE; TYPES OF AWARDS; CONSTRUCTION.

        The purpose of the Alexandria Real Estate Equities, Inc. Amended and Restated 1997 Stock Award and Incentive Plan (the "Plan") is to afford an incentive to selected officers, employees, and independent contractors (including non-employee directors) of Alexandria Real Estate Equities, Inc. (the "Company"), or any Subsidiary or Affiliate that now exists or hereafter is organized or acquired, to acquire a proprietary interest in the Company, to continue as employees or independent contractors (including non-employee directors), as the case may be, to increase their efforts on behalf of the Company, and to promote the success of the Company's business. Pursuant to Section 6 of the Plan, there may be granted Options, Stock Appreciation Rights, Restricted Stock, Other Stock-Based Awards, and Other Cash-Based Awards. The Plan is designed to comply with the requirements for "performance-based compensation" under Section 162(m) of the Code and the conditions for exemption from short-swing profit recovery rules under Rule 16b-3 of the Exchange Act, and shall be interpreted in a manner consistent with the requirements thereof.

2.     DEFINITIONS.

        For purposes of the Plan, the following terms shall be defined as set forth below:

        2.1   "Affiliate" means, at the time of determination, any entity if, at the time of determination, (i) the Company, directly or indirectly, owns at least fifty percent (50%) of the combined voting power of all classes of stock of such entity or at least fifty percent (50%) of the ownership interests in such entity or (ii) such entity, directly or indirectly, owns at least fifty percent (50%) of the combined voting power of all classes of stock of the Company. The Board or Committee shall have the authority to determine the time or times at which "Affiliate" status is determined within the foregoing definition.

        2.2   "Award" means any Option, SAR, Restricted Stock, Other Stock-Based Award, or Other Cash-Based Award granted under the Plan.

        2.3   "Award Agreement" means any written agreement, contract, or other instrument or document evidencing an Award.

        2.4   "Beneficiary" means the person, persons, trust, or trusts that have been designated by a Grantee in his or her most recent written beneficiary designation filed with the Company to receive the benefits specified under the Plan upon his or her death, or, if there is no designated Beneficiary or surviving designated Beneficiary, then the person, persons, trust, or trusts entitled by will or the laws of descent and distribution to receive such benefits.

        2.5   "Board" means the Board of Directors of the Company.

        2.6   "Change of Control" shall mean the occurrence of any of the following events:

          (a)   Any Person (as such term is used in section 3(a)(9) of the Exchange Act, as modified and used in sections 13(d) and 14(d) thereof, except that such term shall not include (A) the Company or any of its subsidiaries, (B) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its affiliates, (C) an underwriter temporarily holding securities pursuant to an offering of such securities, or (D) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company) becomes the Beneficial Owner, as such term is defined in Rule 13d-3 under the Exchange Act, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its affiliates other than in connection with the acquisition by the Company or its affiliates of a business) representing twenty-five percent (25%) or more of the combined voting power of the Company's then outstanding securities; or

          (b)   The following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the date hereof, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company's stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the date hereof or whose appointment, election, or nomination for election was previously so approved or recommended; or

          (c)   There is consummated a merger or consolidation of the Company with any other corporation, other than (A) a merger or consolidation in which the stockholders of the Company immediately prior to such merger or consolidation, continue to own, in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any subsidiary of the Company, at least seventy-five percent (75%) of the combined voting power of the securities of the Company (or the surviving entity or any parent thereof) outstanding immediately after such merger or consolidation in substantially the same proportions as their ownership of the Company immediately prior to such merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its affiliates other than in connection with the acquisition by the Company or its affiliates of a business) representing twenty-five percent (25%) or more of the combined voting power of the Company's then outstanding securities; or

          (d)   The stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets, other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, at least seventy-five (75%) of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

        2.7   "Code" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations and guidance promulgated thereunder.

        2.8   "Committee" means the Board or the committee designated or established by the Board to administer the Plan, the composition of which shall at all times satisfy the provisions of Rule 16b-3 and may satisfy the provisions of Section 162(m)(4)(C)(i) of the Code.

        2.9   "Company" means Alexandria Real Estate Equities, Inc., a corporation organized under the laws of the State of Maryland, or any successor corporation.

        2.10 "Disability" means, with respect to a Grantee, the inability of such Grantee to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months, as provided in Sections 22(e)(3) and 409A(a)(2)(c)(i) of the Code, and

shall be determined by the Committee on the basis of such medical evidence as the Committee deems warranted under the circumstances.

        2.11 "Effective Date" means the effective date of this Plan document, which is the date of the annual meeting of stockholders of the Company held in 2010.

        2.12 "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and as now or hereafter construed, interpreted and applied by regulations, rulings, and cases.

        2.13 "Fair Market Value" means, with respect to Stock or other property, the fair market value of such Stock or other property determined by such methods or procedures as shall be established from time to time by the Committee. Unless otherwise determined by the Committee in good faith, the per share Fair Market Value of Stock as of a particular date shall mean (i) the closing sales price per share of Stock on the national securities exchange on which the Stock is principally traded on the date the Award is granted (or if the Stock is not traded on the exchange on the date the Award is granted, the closing sales price per share of Stock for the last preceding date on which there was a sale of such Stock on such exchange), or (ii) if the shares of Stock are then traded in an over-the-counter market, the average of the closing bid and ask prices for the shares of Stock in such over-the-counter market for the last preceding date on which there was a sale of such Stock in such market, or (iii) if the shares of Stock are not then listed on a national securities exchange or traded in an over-the-counter market, such value as the Committee, in its sole discretion, shall determine in good faith and in a manner that complies with Section 409A of the Code.

        2.14 "Grantee" means a person who, as an employee or independent contractor of the Company, a Subsidiary, or an Affiliate, has been granted an Award under the Plan, or if applicable, such other person who holds an outstanding Award under the Plan.

        2.15 "Non-Employee Director" means any director who is not an employee of the Company or any of its subsidiaries or affiliates. For purposes of this Plan, such non-employee director shall be treated as an independent contractor.

        2.16 "Option" means a right, granted to a Grantee under Section 6.2, to purchase shares of Stock. Options shall be nonstatutory stock options that are not intended to qualify as "incentive stock options" within the meaning of Section 422 of the Code.

        2.17 "Other Cash-Based Award" means cash awarded to a Grantee under Section 6.6, including cash awarded as a bonus or upon the attainment of specified performance objectives or otherwise as permitted under the Plan.

        2.18 "Other Stock-Based Award" means a right or other interest granted to a Grantee under Section 6.6 that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock, including, but not limited to (1) unrestricted Stock awarded as a bonus or upon the attainment of specified performance objectives or otherwise as permitted under the Plan and (2) a right granted to a Grantee to acquire Stock from the Company for cash.

        2.19 "Plan" means this Alexandria Real Estate Equities, Inc. Amended and Restated 1997 Stock Award and Incentive Plan, as amended from time to time.

        2.20 "Restricted Stock" means an Award of shares of Stock to a Grantee under Section 6.4 that may be subject to certain restrictions and to a risk of forfeiture.

        2.21 "Retirement" means the termination of a Grantee's service with the Company or a Subsidiary or Affiliate by retirement, as determined in accordance with the Company's then current employment policies and guidelines.

        2.22 "Rule 16b-3" means Rule 16b-3, as from time to time in effect promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act, including any successor to such Rule.

        2.23 "Securities Act" means the Securities Act of 1933, as amended from time to time, and as now or hereafter construed, interpreted, and applied by the regulations, rulings, and cases.

        2.24 "Stock" means shares of the common stock, par value $.01 per share, of the Company.

        2.25 "Stock Appreciation Right" or "SAR" means the right, granted to a Grantee under Section 6.3, to be paid an amount measured by the appreciation in the Fair Market Value of Stock from the date of grant to the date of exercise of the right, with payment to be made in cash, Stock, or property as specified in the Award or determined by the Committee.

        2.26 "Subsidiary" means, at the time of determination, any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of determination, each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in the chain. The Board or Committee shall have the authority to determine the time or times at which "Subsidiary" status is determined within the foregoing definition.

3.     ADMINISTRATION.

        The Plan shall be administered by the Committee. The Committee shall have the authority in its discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan including, without limitation, the authority (i) to grant Awards; (ii) to determine the persons to whom and the time or times at which Awards shall be granted; (iii) to determine the type and number of Awards to be granted, the number of shares of Stock to which an Award may relate, and the terms, conditions, restrictions, and performance criteria relating to any Award; (iv) to determine whether, to what extent, and under what circumstances an Award may be settled, cancelled, forfeited, exchanged, or surrendered; (v) to make adjustments in the terms and conditions of Awards in recognition of unusual or non-recurring events affecting the Company or any Subsidiary or Affiliate or the financial statements of the Company or any Subsidiary or Affiliate, or in response to changes in applicable laws, regulations, or accounting principles; provided, however, that any such adjustments with respect to any Awards subject to the attainment of performance objectives shall be subject to Section 6.6(b); (vi) to designate Affiliates; (vii) to construe and interpret the Plan and any Award; (viii) to prescribe, amend, and rescind rules and regulations relating to the Plan; (ix) to determine the terms and provisions of the Award Agreements (which need not be identical for each Grantee); (x) to accelerate the time at which an Award may first be exercised or the time during which an Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in an Award Agreement stating the time at which it may first be exercised or the time during which it will vest; provided, however, that the exercisability or vesting of any Award may only be accelerated in the event of a Grantee's death, Disability or Retirement, or upon a Change of Control; provided further, however, that up to 10% of the total number of shares reserved for issuance under the Plan pursuant to Section 5 may be subject to Awards granted after the Effective Date which do not meet the preceding acceleration limitations; and (xi) to make all other determinations deemed necessary or advisable for the administration of the Plan.

        The Committee may appoint a chairperson and a secretary and may make such rules and regulations for the conduct of its business as it shall deem advisable, and shall keep minutes of its meetings. All determinations of the Committee shall be made by a majority of its members either present in person or participating by conference telephone at a meeting or by written consent. The Committee may delegate to one or more of its members or to one or more agents such administrative duties as it may deem advisable, and the Committee or any person to whom it has delegated duties as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan; provided, however, that any Award granted to a Non-Employee Director shall be granted by the Committee, without any such delegation. All decisions, determinations, and interpretations of the

Committee shall be final and binding on all persons, including the Company, and any Subsidiary, Affiliate, or Grantee (or any person claiming any rights under the Plan from or through any Grantee) and any stockholder.

        No member of the Board or Committee shall be liable for any action taken or determination made in good faith with respect to the Plan or any Award granted hereunder.

        Notwithstanding any provision of the Plan to the contrary, neither the Board nor the Committee shall have the authority to take any of the following actions, unless the stockholders of the Company have approved such an action within twelve (12) months prior to such an event: (i) the reduction of the exercise price of any outstanding Option or Stock Appreciation Right under the Plan; (ii) the cancellation of any outstanding Option or Stock Appreciation Right under the Plan and the grant in substitution therefor of (1) a new Option or Stock Appreciation Right under the Plan or another equity plan of the Company covering the same or a different number of shares of Stock, (2) Restricted Stock (including a stock bonus), (3) an Other Stock-Based or Cash-Based Award, (4) cash, and/or (5) other valuable consideration (as determined by the Board, in its sole discretion); or (iii) any other action that is treated as a repricing under generally accepted accounting principles.

4.     ELIGIBILITY.

        Subject to the provisions set forth below, Awards may be granted to selected employees, officers, and independent contractors (including Non-Employee Directors) of the Company and its present or future Subsidiaries and Affiliates, in the discretion of the Committee. In determining the persons to whom Awards shall be granted and the type (including the number of shares to be covered) of any Award, the Committee shall take into account such factors as the Committee shall deem relevant in connection with accomplishing the purposes of the Plan.

5.     STOCK SUBJECT TO THE PLAN.

        5.1    Share Reserve.

          (a)   Subject to adjustment as provided herein, on and after January 1, 2010, the maximum number of shares of Stock that may be issued pursuant to Awards under the Plan shall be 3,629,896 shares plus any shares subject to outstanding Awards granted before January 1, 2010 that expire or terminate for any reason prior to exercise or settlement or are forfeited because of the failure to meet a contingency or condition required to vest such shares, as such shares become available from time to time, less (i) one (1) share for each share of Stock issued pursuant to an Option or Stock Appreciation Right granted on or after January 1, 2010 and (ii) two (2) shares for each share of Stock issued on or after January 1, 2010 pursuant to Restricted Stock, Other Stock-Based Award, or Award of Stock in lieu of cash compensation. For clarity, the Share Reserve in this Section 5.1(a) is a limitation on the number of shares of the Stock that may be issued pursuant to the Plan in respect of Awards granted on or after January 1, 2010 and does not limit the number of Awards that may be granted. Such shares may, in whole or in part, be authorized but unissued shares or shares that shall have been or may be reacquired by the Company in the open market, in private transactions or otherwise. Shares of Stock may be issued in connection with a merger or acquisition as permitted by NYSE Listed Company Manual Section 303A.08 or, if applicable, NASDAQ Listing Rule 5635(c), AMEX Company Guide Section 711, or other applicable stock exchange rules, and such issuance shall not reduce the number of shares of Stock available for issuance under the Plan.

          (b)   If an Award or any portion thereof (i) expires or otherwise terminates without all of the shares covered by such Award having been issued or (ii) is settled in cash (i.e., the holder receives cash rather than stock), such expiration, termination, or settlement shall not reduce (or otherwise offset) the number of shares of Stock that may be available for issuance under the Plan. Notwithstanding the foregoing, in the case of forfeiture, cancellation, exchange, or surrender of shares of Restricted Stock with respect to which dividends have been paid or accrued, the number of shares with respect to such Awards shall not be available again for Awards hereunder unless, in the case of shares with respect to which dividends were accrued but unpaid, such dividends are also forfeited, cancelled, exchanged, or surrendered. Upon the exercise of any Award granted in tandem with any other Awards or awards, such related Awards or awards shall be cancelled to the extent of the number of shares of Stock as to which the Award is exercised and, notwithstanding the foregoing, such number of shares shall no longer be available for Awards under the Plan.

        5.2    Reversion of Shares to the Share Reserve.

          (a)    Shares Available For Subsequent Issuance.    If any shares of Stock issued pursuant to an Award are forfeited back to the Company because of the failure to meet a contingency or condition required to vest such shares in the Grantee, then the shares that are forfeited shall revert to and again become available for issuance under the Plan. To the extent (A) there is issued a share of Stock pursuant to an Award that counted as two (2) shares against the number of shares available for issuance under the Plan pursuant to Section 5.1 or (B) there was issued a share of Stock underlying an Award outstanding as of December 31, 2009 that expires or terminates for any reason prior to exercise or settlement, is forfeited because of the failure to meet a contingency or condition required to vest such share or is reacquired, withheld (or not issued) to satisfy a tax withholding obligation in connection with an Award other than an Option or Stock Appreciation Right, then the number of shares of Stock available for issuance under the Plan shall increase by two (2) shares for each such Share. Also, each share reacquired by the Company pursuant to Section 8.6 on or after January 1, 2010 in connection with Restricted Stock, or an Other Stock-Based Award shall again become available for issuance under the Plan and shall increase the number of shares of Common Stock available for issuance under the Plan by two (2) shares.

          (b)    Shares Not Available For Subsequent Issuance.    If any shares of Stock subject to an Award are not delivered to a Grantee because the Award is exercised through a reduction of shares subject to the Award (i.e., "net exercised"), the number of shares that are not delivered to the Grantee shall no longer be available for issuance under the Plan. Also, any shares reacquired by the Company pursuant to Section 8.6 upon the exercise of an Option, Stock Appreciation Right, or as consideration for the exercise of an Option or Stock Appreciation Right shall no longer be available for issuance under the Plan.

        5.3    Section 162(m) Limitation on Annual Grants.    Subject to adjustment as provided in Section 5.4, at such time as the Company may be subject to the applicable provisions of Section 162(m) of the Code, a maximum of 500,000 shares of Stock subject to Options, Stock Appreciation Rights, and Other Stock-Based Awards whose value is determined by reference to an increase over an exercise or strike price of at least one hundred percent (100%) of the Fair Market Value on the date the Award is granted may be granted to any Grantee during any calendar year. Notwithstanding the foregoing, if any additional Options, Stock Appreciation Rights, Stock, or Other Stock-Based Awards whose value is determined by reference to an increase over an exercise or strike price of at least one hundred (100% percent) of the Fair Market Value on the date the Award are granted to any Grantee during any calendar year, compensation attributable to the exercise of such additional Awards shall not satisfy the requirements to be considered "qualified performance-based compensation" under Section 162(m) of the Code unless such additional Awards are approved by the Company's stockholders. No Covered Employee shall receive Other Stock-Based Awards or Other Cash-Based Awards intended to qualify as "performance-based compensation" under Section 162(m) of the Code pursuant to Section 6.6 that represents a maximum number of shares in excess of 500,000 shares or that has a maximum value that may be paid to the Grantee in excess of $5,000,000, respectively, in a single calendar year.

        5.4    Adjustments.    In the event that the Committee shall determine that any change that is made in, or other events that occur with respect to, the shares of Stock subject to the Plan or subject to any Award after the Effective Date without the receipt of consideration by the Company, through stock dividend, dividend in property other than cash, liquidating dividend, recapitalization, reincorporation, stock split, reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, change in corporate structure, or other similar equity restructuring transaction, as that term is used in Statement of Financial Accounting Standards No. 123 (revised), affects the Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Grantees under the Plan, then the Committee shall appropriately and proportionately adjust, in its sole discretion (a) the class(es) and maximum number of securities subject to the Plan pursuant to Section 5.1, (b) the class(es) and maximum number of securities that may be awarded to any person pursuant to Section 5.3, (c) the class(es) and number of securities issued or issuable in respect of outstanding Awards, and (d) the exercise price, grant price, or purchase price relating to any Award. Notwithstanding the foregoing, the conversion of any convertible securities of the Company shall not be treated as an event permitting adjustment as provided herein.

6.     SPECIFIC TERMS OF AWARDS.

        6.1    General.    The term of each Award shall be for such period as may be determined by the Committee. Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Company, a Subsidiary, or Affiliate upon the grant, maturation, or exercise of an Award may be made in such forms as the Committee shall determine at the date of grant or thereafter, including, without limitation, cash, Stock, or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis. The Committee may make rules relating to installment or deferred payments with respect to Awards, including the rate of interest to be credited with respect to such payments. In addition to the foregoing, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter, such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine.

        6.2    Options.    The Committee is authorized to grant Options to Grantees on the following terms and conditions:

          (a)    Exercise Price.    The exercise price per share of Stock purchasable under an Option shall be determined by the Committee; provided that, such exercise price shall be not less than one hundred percent (100%) of the Fair Market Value of a share of Stock on the date of grant of such Option. Notwithstanding the foregoing, an Option may be granted with an exercise price lower than one hundred percent (100%) of the Fair Market Value of a share of Stock subject to the Option if such Option is granted pursuant to an assumption of or substitution for another option pursuant to a corporate transaction and in a manner consistent with the provisions of Sections 409A and, if applicable, 424(a) of the Code. The exercise price for Stock subject to an Option may be paid in cash, check, bank draft, or money order payable to the Company, or, subject to the approval of the Committee, by delivery to the Company (either by actual delivery or attestation) of Stock previously owned by the Grantee, or a combination of Stock and cash, check, bank draft, or money order, in an amount having a combined value equal to such exercise price. Subject to the approval of the Committee, a Grantee may pay all or a portion of the aggregate exercise price of an Option (i) by a "net exercise" arrangement pursuant to which the Company will reduce the number of shares of Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price; provided, however, that the Company shall accept a cash or other payment from the Grantee to the extent of any remaining balance of the aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued; provided, further, that shares of Stock will no longer be subject to an Option and will not be exercisable thereafter to the extent that (A) shares issuable upon exercise are reduced to pay the exercise price pursuant to the "net exercise," (B) shares are delivered to the Grantee as a result of such exercise, and (C) shares are withheld to satisfy tax withholding obligations; (ii) pursuant to a program developed under 12 C.F.R. § 220 or any successor thereof ("Regulation T") as promulgated by the Federal Reserve Board that, prior to the issuance of the Stock subject to the Option, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds; or (iii) in any other form of legal consideration that may be acceptable to the Committee.

          (b)    Term and Exercisability of Options.    Options shall be exercisable over the exercise period (which shall not exceed ten years from the date of grant), at such times and upon such conditions as the Committee may determine, as reflected in the Award Agreement. The Committee shall have the authority to accelerate the exercisability or vesting of any outstanding Option at such time and under such circumstances as it, in its sole discretion, deems appropriate; provided, however, that such exercisability and vesting may only be accelerated in the event of a Grantee's death, Disability or Retirement, or upon a Change of Control; provided further, however, that up to 10% of the total number of shares reserved for issuance under the Plan pursuant to Section 5 may be subject to Awards granted after the Effective Date which do not meet the preceding acceleration limitations. An Option may be exercised to the extent of any or all full shares of Stock as to which the Option has become exercisable, by giving written notice of such exercise to the Committee or its designated agent.

          (c)    Termination of Employment, etc.    An Option may not be exercised unless the Grantee is then in the employ of, or then maintains an independent contractor relationship with, the Company, Subsidiary, or an Affiliate (or a company, a parent, or Subsidiary company of such company issuing or assuming the Option in a transaction to which Section 424(a) of the Code applies); provided that, the Award Agreement may contain provisions extending the exercisability of Options, in the event of specified terminations, to a date not later than the expiration date of such Option.

          (d)    Non-Exempt Employees.    No Option, whether or not vested, granted to an employee of the Company, Subsidiary, or an Affiliate, who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, shall be first exercisable for any shares of Stock until at least six months following the date of grant of the Option. Notwithstanding the foregoing, consistent with the provisions of the Worker Economic Opportunity Act, (i) in the event of the Grantee's death or Disability, (ii) upon a Change in Control, or (iv) upon the Grantee's Retirement, any such vested Options may be exercised earlier than six months following the date of grant. The foregoing provision is intended to operate so that any income derived by a non-exempt employee in connection with the exercise or vesting of an Option will be exempt from his or her regular rate of pay.

          (e)    Other Provisions.    Options may be subject to such other conditions including, but not limited to, restrictions on transferability of the shares acquired upon exercise of such Options, as the Committee may prescribe in its discretion or as may be required by applicable law.

        6.3    SARs.    The Committee is authorized to grant SARs to Grantees on the following terms and conditions:

          (a)    In General.    SARs shall be exercisable over the exercise period (which shall not exceed ten years from the date of grant), at such times and upon such conditions as the Committee may determine, as reflected in the Award Agreement. An SAR shall confer on the Grantee a right to receive an amount with respect to each share subject thereto, upon exercise thereof, equal to the excess of (i) the Fair Market Value of one share of Stock on the date of exercise over (ii) the grant price of the SAR (which shall be not less than one hundred percent (100%) of the Fair Market Value of a share of Stock on the date of grant of such SAR).

          (b)    Tandem Arrangements.    An SAR granted in tandem with an Option may be granted at the time of grant of the related Option. An SAR granted in tandem with an Option shall be exercisable only to the extent the underlying Option is exercisable.

        6.4    Restricted Stock.    The Committee is authorized to grant Restricted Stock to Grantees on the following terms and conditions:

          (a)    Issuance and Restrictions.    Restricted Stock shall be subject to such restrictions on transferability and other restrictions, if any, as the Committee may impose at the date of grant or thereafter, which restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, or otherwise, as the Committee may determine. Such restrictions may include factors relating to the increase in the value of the Stock or to individual or Company performance such as the attainment of certain specified individual or Company-wide performance goals or earnings per share. Notwithstanding the foregoing or any other provision of the Plan to the contrary, (i) any such restrictions which may lapse on the basis of a Grantee's service with the Company, a Subsidiary, or Affiliate shall not lapse any more rapidly than pro rata over a three (3) year period, and any such restrictions which may lapse on the basis of factors such as an increase in the value of the Stock or individual or Company performance shall not lapse any earlier than one (1) year following the date of grant of the Restricted Stock, and (ii) the lapsing of any such restrictions may be accelerated only in the event of a Grantee's death, Disability or Retirement, or upon a Change of Control; provided, however, that up to 10% of the total number of shares reserved for issuance under the Plan pursuant to Section 5 may be subject to Awards granted after the Effective Date which do not meet the preceding vesting or acceleration limitations. Except to the extent restricted under the Award Agreement relating to the Restricted Stock, a Grantee granted Restricted Stock shall have all of the rights of a stockholder including, without limitation, the right to vote Restricted Stock and the right to receive dividends thereon.

          (b)    Consideration.    Restricted Stock may be awarded in consideration for (A) cash, check, bank draft, or money order payable to the Company, (B) past services to the Company, a Subsidiary, or Affiliate, or (C) any other form of legal consideration that may be acceptable to the Committee, in its sole discretion, and permissible under applicable law.

          (c)    Termination of Employment.    Upon termination of employment with or service to the Company and any Subsidiary or Affiliate, or upon termination of the independent contractor relationship, as the case may be, during the applicable restriction period, the Company may receive through a forfeiture condition or a repurchase right any or all of the shares of Restricted Stock and any accrued but unpaid dividends that are at that time subject to the same restrictions as apply to the shares of Restricted Stock to which they relate; provided that, the Committee may provide, by rule or regulation, or in any Award Agreement, or may determine in any individual case, that restrictions, forfeiture conditions or repurchase rights relating to Restricted Stock will be waived in whole or in part in the event of a Grantee's death, Disability or Retirement, or upon a Change of Control.

          (d)    Certificates for Stock.    Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Grantee, such certificates shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company shall have discretion to retain physical possession of the certificate.

          (e)    Dividends.    Dividends paid on Restricted Stock shall either be paid at the dividend payment date, or be deferred for payment to such date as determined by the Committee, in cash or in shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends. Stock distributed in connection with a stock split or stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed.

        6.5    Stock Awards in Lieu of Cash Awards.    The Committee is authorized to grant Stock to Grantees as a bonus, or to grant other Awards, in lieu of Company commitments to pay cash under other plans or compensatory arrangements. Stock or Awards granted hereunder shall have such other terms as shall be determined by the Committee. Notwithstanding the foregoing or any other provision of the Plan to the contrary, (i) any Stock or Award granted hereunder which vests on the basis of a Grantee's service with the Company, a Subsidiary, or Affiliate shall not vest any more rapidly than pro rata vesting over a three (3) year period, and any Stock or Award granted hereunder which vests on the basis of performance shall provide for a performance period of at least one (1) year, and (ii) vesting may be accelerated only in the event of a Grantee's death, Disability or Retirement, or upon a Change of Control; provided, however, that (i) up to 10% of the total number of shares reserved for issuance under the Plan pursuant to Section 5 may be subject to Awards granted after the Effective Date which do not meet the preceding vesting or acceleration limitations, and (ii) any Stock or Award granted hereunder that is granted in lieu of compensation that has been earned by the Grantee and that is otherwise payable in cash shall not be subject to the preceding vesting limitations.

        6.6    Other Stock-Based or Cash-Based Awards.

          (a)    In General.    The Committee is authorized to grant to Grantees Other Stock-Based Awards or Other Cash-Based Awards alone or in addition to any other Award under the Plan, as deemed by the Committee to be consistent with the purposes of the Plan. Such Awards may be granted with value and payment contingent upon performance of the Company or any other factors designated by the Committee, or valued by reference to the performance of specified Subsidiaries or Affiliates. Notwithstanding the foregoing or any other provision of the Plan to the contrary, (i) any Other Stock-Based Award which vests on the basis of a Grantee's service with the Company, a Subsidiary, or Affiliate shall not vest any more rapidly than pro rata vesting over a three (3) year period, and any Other Stock-Based Award which vests on the basis of performance shall provide for a performance period of at least one (1) year, and (ii) vesting may be accelerated only in the event of a Grantee's death, Disability or Retirement, or upon a Change of Control; provided, however, that up to 10% of the total number of shares reserved for issuance under the Plan pursuant to Section 5 may be subject to Awards granted after the Effective Date which do not meet the preceding vesting or acceleration limitations. Subject to subsection (b) below, the Committee shall determine the terms and conditions of such Awards at the date of grant or thereafter.

          (b)    Section 162(m) Compliance.    Unless otherwise permitted in compliance with the requirements of Section 162(m) of the Code, with respect to any Other Stock-Based or Other Cash-Based Awards that are intended to qualify as "performance-based compensation" under Section 162(m) of the Code, (i) the Committee shall establish the performance objectives applicable to, and the formula for calculating the amount payable under, the Award no later than the earlier of (a) the date ninety (90) days after the commencement of the performance period over which the attainment of the performance objectives will be measured or (b) the date on which twenty-five (25%) of the performance period has elapsed, and in any event at a time when the achievement of the applicable performance objectives remains substantially uncertain.

        Prior to the payment of any compensation under an Award intended to qualify as "performance-based compensation" under Section 162(m) of the Code, the Committee shall certify the extent to which any performance objectives and any other material terms under such Award have been satisfied (other than in cases where certification is not required for the Award to be treated as performance-based compensation under Section 162(m) of the Code). Notwithstanding satisfaction of any completion of any performance objectives, to the extent specified at the time of grant of an Award to "covered employees" within the meaning of Section 162(m) of the Code, the number of shares, Options, cash, or other benefits granted, issued, retainable, and/or vested under an Award on account of satisfaction of such performance objectives may be reduced by the Committee on the basis of such further considerations as the Committee, in its sole discretion, shall determine.

        The performance objectives shall be based upon and expressed in terms of one or more of the following criteria: (i) earnings (including earnings per share and net earnings); (ii) earnings before interest, taxes and depreciation; (iii) earnings before interest, taxes, depreciation, and amortization; (iv) total stockholder return; (v) return on equity or average stockholder's equity; (vi) return on assets, investment, or capital employed; (vii) stock price; (viii) margin (including gross margin); (ix) income (before or after taxes); (x) operating income; (xi) operating income after taxes; (xii) operating cash flow; (xiii) sales or revenue targets; (xiv) increases in revenue or product revenue; (xv) expenses and cost reduction goals; (xvi) economic value added (or an equivalent metric); (xvii) market share; (xviii) cash flow; (xix) cash flow per share; (xx) share price performance; (xxi) debt reduction; (xxii) customer satisfaction; (xxiii) stockholders' equity; (xxiv) capital expenditures; (xxv) debt levels; (xxvi) operating profit or net operating profit; (xxvii) workforce diversity; (xxviii) growth of net income, operating income, or net earnings; (xxix) increase in funds from operations ("FFO"); (xxx) increase in FFO per share; or (xxxi) the Company's published ranking against its peer group of office real estate investment trusts based on total stockholder return, increase in FFO per share and/or FFO current and forward multiples.

        Performance objectives established by the Committee may be (but need not be) different from year-to-year, and different performance objectives may be applicable to different Grantees. Performance objectives may be established on a Company-wide basis or with respect to one or more business units, divisions, Affiliates, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. At the time of the grant of any Award, the Committee is authorized to determine whether, when calculating the attainment of performance objectives for a certain performance period: (i) to exclude restructuring and/or other specific or objectively determinable nonrecurring charges; (ii) to exclude exchange rate effects, as applicable, for non-U.S. dollar denominated net sales and operating earnings; (iii) to exclude the effects of changes to generally accepted accounting principles; (iv) to exclude the effects of any statutory adjustments to corporate tax rates; and (v) to exclude the effects of any "extraordinary items" as determined under generally accepted accounting principles. In addition, the Committee retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of performance objectives and to define the manner of calculating the criteria it selects to use for each performance period.

        6.7    Change in Service Capacity and Leaves of Absence.    Notwithstanding anything in the Plan to the contrary, for purposes of any Award or Award Agreement under the Plan, (i) the term "employment" shall mean service provided to the Company, Subsidiary, or an Affiliate as an employee or independent contractor and (ii) a change in the capacity in which a Grantee renders service to the Company, Subsidiary, or Affiliate, whether as an employee or independent contractor, or a change in the entity for which the Grantee renders such service, provided that there is no interruption or termination of the Grantee's service with the Company, Subsidiary, or Affiliate, shall not be deemed to be a termination of employment; provided, however, if the entity for which a Grantee is rendering services ceases to qualify as an Affiliate, as determined by the Committee, in its sole discretion, such Grantee's employment shall be considered to have terminated on the date such entity ceases to qualify as an Affiliate. To the extent permitted by law, the Committee or the chief executive officer of the Company, in that party's sole discretion, may determine whether service shall be considered interrupted in the case of (i) any leave of absence approved by the Committee or the chief executive officer, including sick leave, military leave, or any other personal leave, or (ii) transfers between the Company, a Subsidiary or an Affiliate, or their successors. Notwithstanding the foregoing, for purposes of vesting in an Award, service shall not be considered interrupted in the case of a leave of absence only to such extent as may be provided in the Company's leave of absence policy, in the written terms of the Grantee's leave of absence, or as otherwise required by law.

7.     CHANGE OF CONTROL PROVISIONS.

        7.1    Change of Control.    The following provisions shall apply in the event of a Change of Control, unless otherwise determined by the Committee or the Board in writing at or after grant (including under any individual agreement), but prior to the occurrence of such Change of Control:

          (a)   any Award carrying a right to exercise that was not previously exercisable and vested shall become fully exercisable and vested;

          (b)   the restrictions, deferral limitations, payment conditions, and forfeiture conditions applicable to any other Award granted under the Plan shall lapse and such Awards shall be deemed fully vested, and any performance conditions imposed with respect to Awards shall be deemed to be fully achieved; and

          (c)   any surviving corporation or acquiring corporation (or its parent company) may assume or continue any Awards outstanding under the Plan or may substitute similar awards (including an award to acquire the same consideration paid to the stockholders in the Change of Control) for those outstanding under the Plan.

8.     GENERAL PROVISIONS.

        8.1    Effective Date; Approval by Stockholders.    The Plan, as amended and restated effective as of the date of the annual meeting of stockholders of the Company held in 2010, shall take effect on the Effective Date, provided that this Plan is approved by the Company's stockholders at such meeting.

        8.2    Nontransferability.    Awards shall not be transferable by a Grantee except by will or the laws of descent and distribution; provided, however, that the Committee may, in its sole discretion, permit transfer of an Award in a manner consistent with applicable tax and securities laws upon the Grantee's request; provided, further, however, that no Awards may be transferred for consideration.

        8.3    Use of Proceeds from Sales of Stock.    Proceeds from the sale of shares of Stock pursuant to Awards shall constitute general funds of the Company.

        8.4    Corporate Action Constituting Grant of Awards.    Corporate action constituting a grant by the Company of an Award to any Grantee shall be deemed completed as of the date of such corporate action, unless otherwise determined by the Committee, regardless of when the instrument, certificate, or letter evidencing the Award is communicated to, actually received, or accepted by, the Grantee.

        8.5    No Right to Continued Employment, etc.    Nothing in the Plan or in any Award granted or any Award Agreement or other agreement entered into pursuant hereto shall confer upon any Grantee the right to continue in the employ of or to continue as an independent contractor of the Company, any Subsidiary, or any Affiliate, or to be entitled to any remuneration or benefits not set forth in the Plan, such Award Agreement, or other agreement, or to interfere with or limit in any way the right of the Company, any such Subsidiary, or Affiliate to terminate such Grantee's employment or independent contractor relationship.

        8.6    Taxes.    The Company, any Subsidiary, or Affiliate is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Stock, or any other payment to a Grantee, amounts of withholding and other taxes due in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Grantees to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority includes the authority to withhold, receive Stock, or other property, and to make cash payments in respect thereof in satisfaction of a Grantee's tax obligations. Notwithstanding the foregoing, no shares of Stock shall be withheld to satisfy withholding and other tax obligations with a value exceeding the minimum amount of tax required to be withheld by law (or such other maximum amount as may be permitted while still avoiding classification of the Award as a liability for financial accounting purposes).

        The Company shall have no duty or obligation to any Grantee to advise such individual as to the time or manner of exercising any Award, to warn or otherwise advise such individual of a pending termination or expiration of an Award or a possible period in which the Award may not be exercised, or to minimize the tax consequences of an Award to the holder of such Award.

        8.7    Amendment and Termination of the Plan.    The Board may at any time and from time to time alter, amend, suspend, or terminate the Plan in whole or in part; provided that, if the Committee determines that stockholder approval of an amendment is necessary or desirable in order for the Plan to comply or continue to comply with any applicable law, such amendment shall not be effective unless the same shall be approved by the requisite vote of the stockholders of the Company entitled to vote thereon. Notwithstanding the foregoing but subject to Section 8.15, no amendment shall affect adversely any of the rights of any Grantee, without such Grantee's consent, under any Award theretofore granted under the Plan. Unless terminated sooner by the Board, the Plan automatically shall terminate on the day immediately preceding the tenth anniversary of the Effective Date.

        8.8    No Rights to Awards; No Stockholder Rights.    No Grantee shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Grantees. Except as provided specifically herein, no Grantee shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Stock subject to such Award unless and until (i) such Grantee has satisfied all requirements for exercise of the Award pursuant to its terms, if applicable, and (ii) the issuance of the Stock subject to such Award has been entered into the books and records of the Company.

        8.9    Unfunded Status of Awards.    The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a Grantee pursuant to an Award, nothing contained in the Plan or any Award shall give any such Grantee any rights that are greater than those of a general creditor of the Company.

        8.10    No Fractional Shares.    No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

        8.11    Securities Law Compliance.    The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Awards and to issue and sell shares of Stock upon exercise of the Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Award or any Stock issued or issuable pursuant to any such Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary for the lawful issuance and sale of Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Stock upon exercise of such Awards unless and until such authority is obtained. A Grantee shall not be eligible for the grant of an Award or the subsequent issuance of Stock pursuant to the Award if such grant or issuance would be in violation of any applicable securities law.

        8.12    Investment Assurances.    The Company may require a Grantee, as a condition of exercising or acquiring Stock under any Award, (i) to give written assurances satisfactory to the Company as to the Grantee's knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Award; and (ii) to give written assurances satisfactory to the Company stating that the Grantee is acquiring Stock subject to the Award for the Grantee's own account and not with any present intention of selling or otherwise distributing the Stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (A) the issuance of the shares upon the exercise or acquisition of Stock under the Award has been registered under a then currently effective registration statement under the Securities Act, or (B) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Stock.

        8.13    Electronic Delivery.    Any reference herein to a "written" agreement or document shall include any agreement or document delivered electronically or posted on the Company's intranet.

        8.14    Deferrals.    To the extent permitted by applicable law, the Committee, in its sole discretion, may determine that the delivery of Stock or the payment of cash, upon the exercise, vesting, or settlement of all or a portion of any Award may be deferred and may also establish programs and procedures for deferral elections to be made by Grantees. Deferrals by Grantees will be made in accordance with Section 409A of the Code. Consistent with Section 409A of the Code, the Committee may provide for distributions while a Grantee is still providing services to the Company, Subsidiary or, Affiliate as an employee or independent contractor.

        8.15    Compliance with Section 409A of the Code.    To the extent that the Committee determines that any Award granted under the Plan is subject to Section 409A of the Code, the Award Agreement evidencing such Award shall incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code. To the extent applicable, the Plan and Award Agreements shall be interpreted in accordance with Section 409A of the Code and other interpretive guidance issued thereunder. Notwithstanding any provision of the Plan to the contrary, in the event that the Committee determines that any Award may be subject to Section 409A of the Code and related Department of Treasury guidance, the Board may adopt such amendments to the Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies, and procedures with retroactive effect), or take any other actions, that the Board determines are necessary or appropriate to (i) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (ii) comply with the requirements of Section 409A of the Code and other interpretive guidance issued thereunder. Notwithstanding anything to the contrary in this Plan (and unless the Award Agreement specifically provides otherwise), if the shares of Stock are publicly traded and a Grantee holding an Award that constitutes "deferred compensation" under Section 409A of the Code is a "specified employee" for purposes of Section 409A of the Code, no distribution or payment of any amount shall be made upon a "separation from service" before a date that is six (6) months following the date of such Grantee's "separation from service" (as defined in Section 409A of the Code without regard to alternative definitions thereunder) or, if earlier, the date of the Grantee's death.

        8.16    Governing Law.    The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Maryland without giving effect to the conflict of laws principles thereof.

        IN WITNESS WHEREOF, the Plan is hereby adopted by a duly authorized officer of                                      on this                  day of                         , 2010.

ALEXANDRIA REAL ESTATE EQUITIES, INC.
By:
Name:
Title:

ANNUAL MEETING OF STOCKHOLDERS OF

ALEXANDRIA REAL ESTATE EQUITIES, INC.

May 27, 2010

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF

PROXY MATERIALS FOR THE STOCKHOLDERS MEETING TO BE HELD ON

THURSDAY, MAY 27, 2010

The Notice of Annual Meeting of Stockholders and the Proxy Statement, the Form of Proxy Card, the Company’s 2009 Annual Report to Stockholders, and directions on how to attend the annual meeting and vote in person, are available at www.labspace.com/proxy.

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

Please detach along perforated line and mail in the envelope provided.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE

MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Directors:					FOR	AGAINST	ABSTAIN
			2.	Approval of the amendment and restatement of the Company’s Amended and Restated 1997 Stock Award and Incentive Plan.	☐	☐	☐

			3.	Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accountants for the fiscal year ending December 31, 2010.	☐	☐	☐

4.

To vote and otherwise represent the undersigned on any other matter that may properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof and in the discretion of the Proxy holder.

NOMINEES:
☐	FOR ALL NOMINEES	☐ Joel S. Marcus ☐ Richard B. Jennings
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	☐ John L. Atkins, III ☐ Richard H. Klein ☐ James H. Richardson
☐	FOR ALL EXCEPT (See instructions below)	☐ Martin A. Simonetti ☐ Alan G. Walton

THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST IN ACCORDANCE WITH THE SPECIFICATIONS MADE BY THE UNDERSIGNED. IF THIS PROXY IS EXECUTED, BUT NO SPECIFICATION IS MADE BY THE UNDERSIGNED, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST “FOR” ALL NOMINEES FOR DIRECTOR AND “FOR” PROPOSALS 2 AND 3. THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST IN THE DISCRETION OF THE PROXY HOLDER ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT(S) OR POSTPONEMENT(S) THEREOF. THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE “FOR” EACH NOMINEE FOR DIRECTOR AND “FOR” PROPOSALS 2 AND 3.

INSTRUCTIONS:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ☒	CHECK HERE IF YOU PLAN TO ATTEND THE MEETING IN PERSON ☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Proxy For Annual Meeting of Stockholders

This Proxy is Solicited on Behalf of the Board of Directors

The stockholder of Alexandria Real Estate Equities, Inc., a Maryland corporation (the “Company”), executing the reverse side of this proxy (the “Stockholder”) hereby appoints Joel S. Marcus and Richard B. Jennings, and each of them, as proxies for the Stockholder, with full power of substitution in each of them, to attend the Annual Meeting of Stockholders of the Company to be held on Thursday, May 27, 2010, at 11:00 a.m. Pacific Daylight Time, at The Langham Huntington, 1401 S. Oak Knoll Avenue, Pasadena, California, and any adjournment(s) or postponement(s) thereof, to cast on behalf of the Stockholder all votes that the Stockholder is entitled to cast at such meeting and otherwise to represent the Stockholder at the meeting, with the same effect as if the Stockholder were present in person. The Stockholder hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and the accompanying Proxy Statement, which are incorporated herein by reference, and revokes any proxy previously given with respect to such meeting.

(Continued and to be signed on reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF

ALEXANDRIA REAL ESTATE EQUITIES, INC.

May 27, 2010

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page, and use the Company Number and Account Number shown on your proxy card.

COMPANY NUMBER

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call and use the Company Number and Account Number shown on your proxy card.

Vote online/phone until 11:59 PM EST the day before the meeting.
ACCOUNT NUMBER
MAIL – Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON -You may vote your shares in person by attending the Annual Meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDERS MEETING TO BE HELD ON THURSDAY, MAY 27, 2010.

The Notice of Annual Meeting of Stockholders and the Proxy Statement, the Form of Proxy Card, the Company’s 2009 Annual Report to Stockholders, and directions on how to attend the annual meeting and vote in person, are available at www.labspace.com/proxy.

V	V

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE

MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Directors:					FOR	AGAINST	ABSTAIN
			2.	Approval of the amendment and restatement of the Company’s Amended and Restated 1997 Stock Award and Incentive Plan.	☐	☐	☐

			3.	Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accountants for the fiscal year ending December 31, 2010.	☐	☐	☐

4.

To vote and otherwise represent the undersigned on any other matter that may properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof and in the discretion of the Proxy holder.

NOMINEES:
☐	FOR ALL NOMINEES	☐ Joel S. Marcus ☐ Richard B. Jennings

☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	☐ John L. Atkins, III ☐ Richard H. Klein ☐ James H. Richardson
☐	FOR ALL EXCEPT (See instructions below)	☐ Martin A. Simonetti ☐ Alan G. Walton

THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST IN ACCORDANCE WITH THE SPECIFICATIONS MADE BY THE UNDERSIGNED. IF THIS PROXY IS EXECUTED, BUT NO SPECIFICATION IS MADE BY THE UNDERSIGNED, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST “FOR” ALL NOMINEES FOR DIRECTOR AND “FOR” PROPOSALS 2 AND 3. THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST IN THE DISCRETION OF THE PROXY HOLDER ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT(S) OR POSTPONEMENT(S) THEREOF. THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE “FOR” EACH NOMINEE FOR DIRECTOR AND “FOR” PROPOSALS 2 AND 3.

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ☒	CHECK HERE IF YOU PLAN TO ATTEND THE MEETING IN PERSON ☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

QuickLinks

ALEXANDRIA REAL ESTATE EQUITIES, INC. 385 East Colorado Boulevard, Suite 299 Pasadena, California 91101
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS To be Held on Thursday, May 27, 2010
PROPOSAL NUMBER ONE—ELECTION OF DIRECTORS
BOARD OF DIRECTORS AND EXECUTIVE OFFICERS
SUMMARY COMPENSATION TABLE
2009 GRANTS OF PLAN-BASED AWARDS TABLE
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE
2009 OPTION EXERCISES AND STOCK VESTED TABLE
PENSION BENEFITS TABLE
2009 NONQUALIFIED DEFERRED COMPENSATION TABLE (1)
2009 DIRECTOR COMPENSATION TABLE
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
PROPOSAL NUMBER TWO—APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE AMENDED AND RESTATED 1997 STOCK AWARD AND INCENTIVE PLAN
PROPOSAL NUMBER THREE—RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS
ANNUAL REPORT ON FORM 10-K AND FINANCIAL STATEMENTS AND COMMITTEE AND CORPORATE GOVERNANCE MATERIALS OF THE COMPANY
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDERS MEETING TO BE HELD ON THURSDAY, MAY 27, 2010
CORPORATE GOVERNANCE GUIDELINES AND CODE OF ETHICS
STOCKHOLDER PROPOSALS FOR THE COMPANY'S 2011 ANNUAL MEETING
COMMUNICATING WITH THE BOARD
OTHER INFORMATION
OTHER MATTERS
  APPENDIX I
ALEXANDRIA REAL ESTATE EQUITIES, INC. AMENDED AND RESTATED 1997 STOCK AWARD AND INCENTIVE PLAN
Table of Contents